                                                                    EXHIBIT 10.3

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                              TERM LOAN AGREEMENT

                                     among

                      PATRIOT AMERICAN HOSPITALITY, INC.,

                PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P.,

                                VARIOUS LENDERS,

                           THE CHASE MANHATTAN BANK,
                      as Arranger and Administrative Agent


                                      and

                   PAINE WEBBER REAL ESTATE SECURITIES, INC.,
                      as Arranger and Documentation Agent


                       __________________________________

                         Dated as of December 16, 1997

                       __________________________________

                                  $350,000,000

================================================================================

                               TABLE OF CONTENTS

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
SECTION 1.  Amount and Terms of Credit...............................................................  1
     1.01  The Commitments...........................................................................  1
     1.02  Minimum Amount of Each Borrowing..........................................................  2
     1.03  Notice of Borrowing.......................................................................  2
     1.04  Disbursement of Funds.....................................................................  2
     1.05  Notes.....................................................................................  3
     1.06  Conversions...............................................................................  4
     1.07  Pro Rata Borrowings.......................................................................  4
     1.08  Interest..................................................................................  5
     1.09  Interest Periods..........................................................................  5
     1.10  Increased Costs, Illegality, etc..........................................................  7
     1.11  Compensation..............................................................................  9
     1.12  Change of Lending Office.................................................................. 10
     1.13  Replacement of Lenders.................................................................... 10

SECTION 2.  Fees; Reductions of Commitment........................................................... 11
     2.01  Fees...................................................................................... 11
     2.02  Mandatory Termination and Reduction of Commitments........................................ 11

SECTION 3.  Prepayments; Payments; Taxes............................................................. 11
     3.01  Voluntary Prepayments..................................................................... 11
     3.02  Mandatory Repayments...................................................................... 12
     3.03  Method and Place of Payment............................................................... 13
     3.04  Net Payments; Taxes....................................................................... 13

SECTION 4.  Conditions Precedent to Effective Date................................................... 15
     4.01  Execution of Agreement; Notes............................................................. 15
     4.02  Fees, etc................................................................................. 15
     4.03  Opinions of Counsel....................................................................... 15
     4.04  Trust, Corporate, Limited Liability Company and Partnership
               Documents; Proceedings; etc........................................................... 15
     4.05  Affiliate Guaranty........................................................................ 16
     4.06  Adverse Change; Approvals................................................................. 16
     4.07  Litigation................................................................................ 16
     4.08  Solvency Certificate; Insurance Certificates.............................................. 17
     4.09  Pro Forma Balance Sheets; Projections..................................................... 17


                                      (i)

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
     4.10  Initial Borrowing Base Certificate........................................................ 17
     4.11  Eligible Hotel Documents.................................................................. 17
     4.12  No Default; Representations and Warranties................................................ 17
     4.13  Amendment and Restatement of the Revolving Credit
               Agreement............................................................................. 18
     4.14  Notice of Borrowing....................................................................... 18
     4.15  Crow Transaction.......................................................................... 18

SECTION 5.  Representations and Warranties........................................................... 18
     5.01  Trust, Corporate, Limited Liability Company and Partnership
               Status................................................................................ 19
     5.02  Trust, Corporate, Limited Liability Company or Partnership
               Power and Authority................................................................... 19
     5.03  No Violation.............................................................................. 20
     5.04  Governmental Approvals.................................................................... 20
     5.05  Financial Statements; Financial Condition; Undisclosed
               Liabilities; Projections; etc......................................................... 20
     5.06  Litigation................................................................................ 22
     5.07  True and Complete Disclosure.............................................................. 22
     5.08  Use of Proceeds; Margin Regulations....................................................... 23
     5.09  Tax Returns and Payments.................................................................. 23
     5.10  Compliance with ERISA..................................................................... 23
     5.11  Real Properties........................................................................... 25
     5.12  Subsidiaries.............................................................................. 25
     5.13  Compliance with Statutes, etc............................................................. 26
     5.14  Investment Company Act.................................................................... 26
     5.15  Public Utility Holding Company Act........................................................ 26
     5.16  Environmental Matters..................................................................... 26
     5.17  Labor Relations........................................................................... 27
     5.18  Intellectual Property..................................................................... 27
     5.19  Indebtedness.............................................................................. 28
     5.20  Ground Leases............................................................................. 28
     5.21  Status as REIT............................................................................ 28
     5.22  Operators................................................................................. 28
     5.23  Eligible Hotels........................................................................... 28

SECTION 6.  Affirmative Covenants.................................................................... 29
     6.01  Information Covenants..................................................................... 29
     6.02  Books, Records and Inspections............................................................ 34


                                     (ii)

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                                                                                                    ----
     6.03  Maintenance of Property; Insurance........................................................ 34
     6.04  Corporate Franchises...................................................................... 34
     6.05  Compliance with Statutes, etc............................................................. 35
     6.06  Compliance with Environmental Laws........................................................ 35
     6.07  ERISA..................................................................................... 36
     6.08  End of Fiscal Years; Fiscal Quarters...................................................... 37
     6.09  Performance of Obligations................................................................ 37
     6.10  Payment of Taxes.......................................................................... 38
     6.11  Certain Requirements with Respect to Eligible Hotels...................................... 38
     6.12  Operators................................................................................. 39
     6.13  Qualified Ground Leases and Operating Leases.............................................. 39
     6.14  FF&E Reserves............................................................................. 40
     6.15  REIT Requirements......................................................................... 40
     6.16  Maintenance of Operating Account.......................................................... 41

SECTION 7.  Negative Covenants....................................................................... 41
     7.01  Line of Business.......................................................................... 41
     7.02  Consolidation, Merger, Sale of Assets, etc................................................ 41
     7.03  Dividends................................................................................. 42
     7.04  Investments............................................................................... 42
     7.05  Transactions with Affiliates.............................................................. 44
     7.06  Total Interest Coverage................................................................... 44
     7.07  Unsecured Interest Coverage............................................................... 45
     7.08  Fixed Charge Coverage..................................................................... 45
     7.09  Tangible Net Worth........................................................................ 45
     7.10  Limitations on Indebtedness............................................................... 45
     7.11  Borrowing Base............................................................................ 45
     7.12  Limitation on Certain Restrictions........................................................ 45

SECTION 8.  Events of Default........................................................................ 46
     8.01  Payments.................................................................................. 46
     8.02  Representations, etc...................................................................... 46
     8.03  Covenants................................................................................. 47
     8.04  Default Under Other Agreements............................................................ 47
     8.05  Bankruptcy, etc........................................................................... 47
     8.06  ERISA..................................................................................... 48
     8.07  REIT Status............................................................................... 49
     8.08  Guaranties................................................................................ 49
     8.09  Judgments................................................................................. 49


                                     (iii)

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
     8.10  Change of Control......................................................................... 49
     8.11  General Partner Status.................................................................... 49

SECTION 9.  Definitions and Accounting Terms......................................................... 50
     9.01  Defined Terms............................................................................. 50

SECTION 10.  The Agents.............................................................................. 92
     10.01  Appointment.............................................................................. 92
     10.02  Nature of Duties......................................................................... 93
     10.03  Lack of Reliance on the Agents........................................................... 93
     10.04  Certain Rights of the Agents............................................................. 94
     10.05  Reliance................................................................................. 94
     10.06  Indemnification.......................................................................... 94
     10.07  Each Agent in its Individual Capacity.................................................... 94
     10.08  Holders.................................................................................. 95
     10.09  Removal of or Resignation by Either of the Agents........................................ 95

SECTION 11.  Miscellaneous........................................................................... 96
     11.01  Payment of Expenses, etc................................................................. 96
     11.02  Right of Setoff.......................................................................... 99
     11.03  Notices.................................................................................. 99
     11.04  Benefit of Agreement.....................................................................100
     11.05  No Waiver; Remedies Cumulative...........................................................102
     11.06  Payments Pro Rata........................................................................102
     11.07  Calculations; Computations...............................................................103
     11.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
               VENUE; WAIVER OF JURY TRIAL...........................................................103
     11.09  Counterparts.............................................................................104
     11.10  Effectiveness............................................................................105
     11.11  Headings Descriptive.....................................................................105
     11.12  Amendment or Waiver; etc.................................................................105
     11.13  Survival.................................................................................106
     11.14  Domicile of Loans........................................................................106
     11.15  Confidentiality..........................................................................107
     11.16  Register.................................................................................107

SECTION 12.  Patriot REIT Guaranty...................................................................108
     12.01  The Guaranty.............................................................................108
     12.02  Bankruptcy...............................................................................108


                                     (iv)

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
     12.03  Nature of Liability......................................................................109
     12.04  Independent Obligation...................................................................109
     12.05  Authorization............................................................................109
     12.06  Reliance.................................................................................110
     12.07  Subordination............................................................................110
     12.08  Waiver...................................................................................111
     12.09  Nature of Liability......................................................................112

SCHEDULE I                 Commitments
SCHEDULE II                Lender Addresses
SCHEDULE III               Litigation
SCHEDULE IV                Initial Hotels and Real Property
SCHEDULE V                 Subsidiaries
SCHEDULE VI                Existing Indebtedness
SCHEDULE VII               Qualified Ground Leases


EXHIBIT A                  Notice of Borrowing
EXHIBIT B                  Note
EXHIBIT C                  Section 3.04(b)(ii) Certificate
EXHIBIT D                  Opinion of Counsel to the Credit Parties
EXHIBIT E                  Officers' Certificate
EXHIBIT F                  Affiliate Guaranty
EXHIBIT G                  Officer's Solvency Certificate
EXHIBIT H                  Borrowing Base Certificate
EXHIBIT I                  Compliance Certificate
EXHIBIT J                  Assignment and Assumption Agreement




                                      (v)

          TERM LOAN AGREEMENT, dated as of December 16, 1997, among PATRIOT AMERICAN HOSPITALITY, INC., a Delaware corporation ("Patriot REIT"), PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P., a Virginia limited partnership (the "Borrower"), the Lenders party hereto from time to time, PAINE WEBBER REAL ESTATE SECURITIES, INC. and THE CHASE MANHATTAN BANK, as Arrangers, PAINEWEBBER, as Documentation Agent, and CHASE, as Administrative Agent (all capitalized terms used herein and defined in Section 9 are used herein as therein defined).


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, the Borrower has requested the following extensions of credit from the Lenders;


          NOW, THEREFORE, the parties hereto agree as follows:


          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  The Commitments.  Subject to and upon the terms and conditions
                ---------------
set forth herein, each Lender severally agrees, to make on the Effective Date a term loan or term loans (each, a "Loan" and, collectively, the "Loans") to the Borrower, which Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically
                           --------
provided in Section 1.10(b), all Loans comprising the same Borrowing shall at all times be of the same Type and (ii) shall be made by each Lender in that initial aggregate principal amount as is equal to the Commitment of such Lender on such date (before giving effect to any reductions thereto on such date pursuant to Section 2.02(b)). Once repaid, Loans incurred hereunder may not be reborrowed.

          1.02  Minimum Amount of Each Borrowing.  The aggregate principal
                --------------------------------
amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

          1.03  Notice of Borrowing.  (a)  When the Borrower desires to incur
                -------------------
the Loans hereunder, the Borrower shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) in the case of Base Rate Loans and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) in the case of Eurodollar Loans to be made hereunder, provided that any such
                                                      --------
notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Such written notice or written confirmation of telephonic notice (the "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be given by the Borrower in the form of Exhibit A, completed to specify (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing.

          1.04  Disbursement of Funds.  No later than 1:00 P.M. (New York time)
                ---------------------
on the Effective Date, each Lender will disburse its pro rata portion of the
                                                     --- ----
Loans to be made on such date. All such amounts shall be disbursed in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will promptly disburse to the Borrower at the Payment Office, in Dollars and in immediately available funds, the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the Effective Date that such Lender does not intend to disburse to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has disbursed such amount to the Administrative Agent on the Effective Date and the Administrative Agent may, in reliance upon such assumption, disburse to the Borrower a corresponding amount. If such corresponding amount is not in fact disbursed to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative

Agent shall promptly notify the Borrower and the Borrower shall within one Business Day thereafter pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was disbursed by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          1.05  Notes.  (a)  The Borrower's obligation to pay the principal of,
                -----
and interest on, the Loans made by each Lender shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each, a "Note" and, collectively, the "Notes"). The Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Effective Date (or, if issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the principal amount of the Loans made by such Lender and be payable in the principal amount of the outstanding Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 3.01 and 3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note properly endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation (or any error in any such notation) shall not affect the Borrower's obligations to the holder from time to time of each Note in respect of such Loans.

          1.06  Conversions.  The Borrower shall have the option to convert, on
                -----------
any Business Day, all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans made to the Borrower into a Borrowing or Borrowings of another Type of Loan, provided that
                                                                 --------
(i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate

Loans only on the last day of an Interest Period applicable to the Loans being converted and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Loans to be so converted (or one Business Day's prior written notice in the case of a conversion of Eurodollar Loans into Base Rate Loans), the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed con version affecting any of its Loans.

          1.07  Pro Rata Borrowings.  All Borrowings of Loans shall be incurred
                -------------------
from the Lenders pro rata on the basis of their respective Commitments.  It is
                 --- ----
understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          1.08  Interest.  (a)  The Borrower agrees to pay interest in respect
                --------
of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is the greater of (i) 2% in excess of the rate then borne by such Loans (without giving effect to any increase in the rate borne by such Loans as a result of the operation of this clause (c)) and (ii) the Base Rate then in effect plus 4%, in each case with such interest to be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, monthly in arrears on the tenth day of each calendar month, (ii) in respect of each Eurodollar Loan, on the tenth day of each calendar month and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09  Interest Periods.  At the time the Borrower gives any Notice of
                ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:
                                                                  --------

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for
                              --------  -------
     a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period may be selected at any time when an Event of Default is then in existence; and

          (vi) no Interest Period shall be selected which extends beyond the Maturity Date.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality, etc.  (a)  In the event that any
                ---------------------------------
Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to:

     (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax, in either case pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender's principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding any change in reserve requirements included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting the interbank Eurodollar market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, five Business Days after written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (ii) above, it shall promptly notify the Borrower and, in the case of any such

Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated. In addition, if the Administrative Agent gives notice to the Borrower that the events described in clause (i) above cease to exist, then the obligations of the Lenders to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein (but subject to clause (iii) above) shall also be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii), the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or
(iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided
                                                                       --------
that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time any Lender determines in good faith that, after the date of this Agreement, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, five Business Days after such Lender's written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital allocable to the existence of such Lender's commitment or obligations hereunder. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such
                                                            --------
Lender's reasonable good faith determination of compensation owing under this
Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each

Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.
In addition, each such Lender, upon determining that the circumstances giving rise to the payment of additional amounts pursuant to this Section 1.10(c) cease to exist, will give prompt written notice thereof to the Borrower.

          1.11  Compensation.  The Borrower shall compensate each Lender, upon
                ------------
its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 3.01 or 3.02 or as a result of an acceleration of the Loans pursuant to Section 8) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay the Loans when required by the terms of this Agreement or the Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

          1.12  Change of Lending Office.  Each Lender agrees that on the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c) or Section 3.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms
                        --------
that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding or reducing the consequence of the event giving rise to the operation of such Section. Nothing in this Section
1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10 and 3.04.

          1.13  Replacement of Lenders.  (a) (x) If any Lender (i) becomes a
                ----------------------
Defaulting Lender or otherwise defaults in its obligations to make Loans or (ii) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in

Section 11.12(b) or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or Section 3.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, the Borrower shall have the right, in accordance with the requirements of
Section 11.04(b), if no Default or Event of Default will exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"), reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13,
--------
the Replaced Lender and the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender together with all then unpaid interest with respect thereto at such time and (2) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 2.01, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above of this proviso in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

          (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of the proviso of Section 1.13(a) and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 3.04, 11.01 and 11.06), which shall survive as to such Replaced Lender. Upon the Replaced Lender ceasing to be a Lender hereunder, such Replaced Lender agrees to promptly return to the Borrower the Note theretofore delivered to such Replaced Lender pursuant to this Agreement marked "cancelled", or if such Replaced Lender has lost or cannot find such Note, such Replaced Lender will execute and deliver to the Borrower a customary lost note and indemnity agreement in form and substance reasonably satisfactory to the Borrower.

          SECTION 2.  Fees; Reductions of Commitment.
                      ------------------------------

          2.01  Fees.  The Borrower agrees to pay to each of the Arrangers, for
                ----
their own account, such fees as have been agreed to in writing by the Borrower with the Arrangers.

          2.02  Mandatory Termination and Reduction of Commitments.  (a)  The
                --------------------------------------------------
Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on January 31, 1998, unless the Effective Date shall have occurred on or prior to such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 2.02, the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the Effective Date (after giving effect to the making of Loans on such date).


          SECTION 3.  Prepayments; Payments; Taxes.
                      ----------------------------

          3.01  Voluntary Prepayments.  The Borrower shall have the right to
                ---------------------
prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment of Loans shall be in an aggregate principal amount of at least $1,000,000, provided
                                                                        --------
that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the
                                                        --- ----
Lenders which made such Loans, provided that in connection with any prepayment
                               --------
of Loans pursuant to this Section 3.01(a), such prepayment shall not be applied to any Loans of a Defaulting Lender.

          3.02  Mandatory Repayments.  (a)  If at any time the aggregate
                --------------------
outstanding principal amount of Loans exceeds the Borrowing Base at such time (a "Borrowing Base Deficiency"), the Borrower shall, within ten days of such event, prepay Loans then outstanding in an amount equal to such excess, less any amounts prepaid under the Revolving Credit Agreement pursuant to Section 4.02(b) thereof.

          (b) The Borrower shall prepay Loans in connection with Asset Sales and Asset Encumbrances as necessary to avoid the occurrence of Defaults or Events of Default as set forth in Section 6.01(l) after giving effect to any amounts prepaid under the Revolving Credit Agreement pursuant to Section 4.02(c) thereof.

          (c) With respect to each repayment of Loans required by this Section 3.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) if any repayment of Eurodollar Loans made
               --------
pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and (ii) each repayment of Loans made pursuant to the same Borrowing shall be applied pro rata
                                                                        --- ----
among the Lenders which made such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          3.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or any Note (other than interest payments deducted from the Operating Account pursuant to Section 6.16) shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          3.04  Net Payments; Taxes.  (a)  All payments made by the Borrower
                -------------------
hereunder or under any Note will be made without reduction on account of any setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits of a Lender, or any franchise tax, in either case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. Except as provided in
Section 3.04(b), the Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 11.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor or additional forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor or additional forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will promptly deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor or additional forms), or Form W-8 (or successor or additional forms) and a Section

3.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 11.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 3.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in Section 11.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.


          SECTION 4.  Conditions Precedent to Effective Date.  The obligation of
                      --------------------------------------
each Lender to make Loans on the Effective Date is subject to the satisfaction of the following conditions:

          4.01  Execution of Agreement; Notes.  (i)  This Agreement shall have
                -----------------------------
been executed and delivered as provided in Section 11.10(i) and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders the appropriate Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

          4.02  Fees, etc.  On the Effective Date, the Borrower shall have paid
                ----------
to the Agents and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Arrangers and the Lenders to the extent then due.

          4.03  Opinions of Counsel.  On the Effective Date, the Administrative
                -------------------
Agent shall have received from counsel to the Credit Parties, an opinion or opinions addressed to each of the Arrangers and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit D and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          4.04  Trust, Corporate, Limited Liability Company and Partnership
                -----------------------------------------------------------
Documents; Proceedings; etc.  (a)  On the Effective Date, the Administrative
----------------------------
Agent shall have received a certificate, dated the Effective Date, signed by the Secretary or an Assistant Secretary of each Credit Party (or from the Secretary or an Assistant Secretary of the general partner of each Credit Party that is a partnership), in the form of Exhibit E with appropriate insertions, together with copies of the declaration of trust, the certificate of incorporation and by-laws, limited liability company agreement or other organizational documents (including partnership agreements and certificates of partnership) of each such Credit Party and the resolutions of each Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

          (b) On the Effective Date, all trust, corporate, limited liability company, partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper trust, corporate, limited liability company, partnership or governmental authorities.

          4.05  Affiliate Guaranty.  On the Effective Date, each Person which is
                ------------------
an Affiliate Guarantor on such date shall have duly authorized, executed and delivered a guaranty in the form of Exhibit F (as modified, amended or supplemented from time to time, the "Affiliate Guaranty").

          4.06  Adverse Change; Approvals.  (a)  On the Effective Date, nothing
                -------------------------
shall have occurred (and the Lenders shall have become aware of no facts, conditions or other information not previously known) which the Administrative Agent or the Required Lenders believe would reasonably be expected to have (i) a material adverse effect on the rights or remedies of the Administrative Agent or the Lenders, or on the ability of any Credit Party to perform its respective obligations to the Administrative Agent and the Lenders or (ii) a Material Adverse Effect.

          (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals (if any) in connection with the making of the Loans and the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the making of the Loans and the transactions contemplated by the Credit Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans or the transactions contemplated by the Credit Documents.

          4.07  Litigation.  Except as set forth on Schedule III, on the
                ----------
Effective Date, no litigation by any entity (private or governmental) shall be pending or, to the Best Knowledge of Patriot REIT or the Borrower, threatened
(i) with respect to the making of the Loans or the Credit Documents or any documentation executed in connection therewith or (ii) which the Administrative Agent or the Required Lenders believe would reasonably be expected to have a Materially Adverse Effect.

          4.08  Solvency Certificate; Insurance Certificates.  On or prior to
                --------------------------------------------
the Effective Date, there shall have been delivered to the Administrative Agent:

          (a) a solvency certificate in the form of Exhibit G, addressed to each of the Arrangers and each of the Lenders and dated the Effective Date from an Authorized Financial Officer of Patriot REIT; and

          (b)  certificates of insurance complying with the requirements of
     Section 6.03 for the business and properties of Patriot REIT, the Borrower and the other Guarantors, in scope, form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

          4.09  Pro Forma Balance Sheets; Projections.  On the Effective Date,
                -------------------------------------
the Arrangers shall have received unaudited pro forma consolidated balance
                                            --- -----
sheets dated

September 30, 1997 and the projections dated the Effective Date (the "Projections") in each case of Patriot REIT and its Subsidiaries and of NPOC and its Subsidiaries, prepared in a format consistent with the financial statements referred to in Section 5.05(a), after giving effect to the transactions contemplated hereby, which consolidated balance sheets and Projections shall be in form and substance reasonably satisfactory to the Arrangers and the Required Lenders.

          4.10  Initial Borrowing Base Certificate.  On the Effective Date, the
                ----------------------------------
Borrower shall have delivered to the Arrangers the initial Borrowing Base Certificate in the form of Exhibit H.

          4.11  Eligible Hotel Documents.  On the Effective Date, the Borrower
                ------------------------
shall have delivered to the Administrative Agent the Eligible Hotel Documents relating to the Initial Eligible Hotels.

          4.12  No Default; Representations and Warranties.  On the Effective
                ------------------------------------------
Date and after giving effect to the Loans made on such date, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          4.13  Amendment and Restatement of the Revolving Credit Agreement.  On
                -----------------------------------------------------------
or prior to the Effective Date, the Revolving Credit Agreement shall have been amended and restated pursuant to an amendment and restatement in form and substance satisfactory to the Administrative Agent and the Required Lenders.

          4.14  Notice of Borrowing.  Prior to the making of any Loan on the
                -------------------
Effective Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a).

          4.15  Crow Transaction.  On or prior to the Effective Date, there
                ----------------
shall have been delivered to the Administrative Agent and the Lenders true and correct copies of the Crow Acquisition Documents; the Crow Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect; all conditions precedent to the consummation of the Crow Transaction as set forth in the Crow Acquisition Documents shall have been satisfied, and not waived except with the consent (which will not be unreasonably withheld) of each Arranger, to the satisfaction of each Arranger; and the Crow Transaction shall have been, or shall substantially contemporaneously be, consummated in accordance with the Crow Acquisition Documents and all applicable law (excluding violations of law which could not reasonably be expected to have, in the aggregate for all such violations, a Material Adverse Effect); and

          The occurrence of the Effective Date and the acceptance of the proceeds of the Loans made on such date shall constitute a representation and warranty by Patriot REIT and the Borrower to each of the Arrangers and each of the Lenders that all the conditions specified in this Section 4 exist as of the Effective Date (except to the extent that any of the conditions specified in this Section 4 are required to be satisfactory to or determined by any Lender, the Required Lenders and/or the Administrative Agent or otherwise expressly calls for a subjective determination to be made by any Lender, the Required Lenders and/or the Administrative Agent). All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Arrangers.

          SECTION 5.  Representations and Warranties.  In order to induce the
                      ------------------------------
Lenders to enter into this Agreement and to make the Loans, each of Patriot REIT and the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the occurrence of the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct on and as of the Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date). To the extent Patriot REIT or the Borrower makes any representation or warranty hereunder with respect to any other Guarantor or any Subsidiary of such Guarantor which is not a Subsidiary of Patriot REIT or the Borrower, as the case may be, or is not controlled by Patriot REIT or the Borrower, as the case may be, such representations and warranties are made as to the Best Knowledge of Patriot REIT or the Borrower, including taking into account all statements, representations and warranties made by such Person in any Credit Document.

          5.01  Trust, Corporate, Limited Liability Company and Partnership
                -----------------------------------------------------------
Status.  Patriot REIT, the Borrower and each of the other Guarantors, and their
------
respective Subsidiaries (i) is a duly organized and validly existing real estate investment trust, corporation, partnership or limited liability company, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (ii) has the trust, corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          5.02  Trust, Corporate, Limited Liability Company or Partnership Power
                ----------------------------------------------------------------
and Authority.  Each Credit Party has the trust, corporate, partnership or
-------------
limited liability company power and authority, as the case may be, to execute, deliver and per form the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary trust, corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents.
Each Credit Party has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforce able in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          5.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of Patriot REIT, the Borrower or any of the other Guarantors, or any of their respective Subsidiaries, pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Patriot REIT, the Borrower or any of the other Guarantors, or any of their respective Subsidiaries, is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the declaration of trust, certificate of incorporation, partnership agreement, certificate of partnership, limited liability company agreement or by-laws, as the case may be, of Patriot REIT, the Borrower or any of the other Guarantors, or any of their respective Subsidiaries.

          5.04  Governmental Approvals.  No order, consent, approval, license,
                ----------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

          5.05  Financial Statements; Financial Condition; Undisclosed
                ------------------------------------------------------
Liabilities; Projections; etc.  (a) (i)  The  unaudited cash flow statements for
------------------------------
each Initial Eligible Hotel for each of (x) the three-month period ended on September 30, 1997 and (y) the latest twelve-month period ended on December 31, 1996 and (ii) the pro forma balance sheet of Patriot REIT and NPOC and their
                  --- -----
Subsidiaries prepared on a Company Combined Basis at September 30, 1997 and the

pro forma combined cash flow statements for the latest twelve-month period ended
--- -----
December 31, 1996 (which statements have been prepared based on the assumption that (x) in the case of the balance sheet, that the Initial Eligible Hotels were acquired on or before September 30, 1997 and (y) in the case of the cash flow statements, that the Initial Eligible Hotels were acquired on or before September 30, 1997) each present fairly the historical financial results of the Initial Eligible Hotels. All information (other than projections) furnished to the Lenders prior to the Effective Date with respect to the Initial Eligible Hotels, or furnished pursuant to Section 6.11 with respect to subsequently acquired or designated Eligible Hotels is, to the Best Knowledge of Patriot REIT and the Borrower, true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect. Since September 30, 1997, there have been no events or changes which would reasonably be expected to have a Material Adverse Effect.

          (b) On and as of the Effective Date, on a Pro Forma Basis after giving effect to all Indebtedness (including the Loans) being incurred or assumed by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of Patriot REIT, the Borrower and the other Guarantors (taken as a whole) and the Borrower (on a stand-alone basis) will exceed their respective debts, (y) Patriot REIT, the Borrower and the other Guarantors (taken as a whole) and the Borrower (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) Patriot REIT, the Borrower and the other Guarantors (taken as a whole) and the Borrower (on a stand-alone basis) shall not have unreasonably small capital with which to conduct their respective businesses. For purposes of this Section 5.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as fully disclosed or reflected in the financial statements delivered pursuant to Section 5.05(a), there were as of the Effective Date no liabilities or obligations with respect to Patriot REIT, the Borrower or any of the other Guarantors, or any of their respective Subsidiaries, of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Patriot REIT, the Borrower and the other Guarantors taken as a whole. As of the Effective Date, the Senior Management of neither Patriot REIT nor the Borrower knows of any basis for the assertion against it of any liability or obligation of any nature that is not fully disclosed in the financial statements delivered pursuant to Section 5.05(a) which would reasonably be expected to be material to Patriot REIT, the Borrower and the other Guarantors taken as a whole.

          (d) On and as of the Effective Date, the Projections, including those prepared on a combined basis for Patriot REIT, the Borrower and the other Guarantors and those prepared for the individual Initial Eligible Hotels delivered to the Arrangers and the Lenders prior to the Effective Date have been prepared on a basis consistent with the financial statements referred to in
Section 5.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Senior Management of Patriot REIT or the Borrower to be misleading in any material respect. On the Effective Date, the Senior Management of each of Patriot REIT and the Borrower believed that the Projections were reasonable. On the date of the delivery of any projections with respect to each subsequently acquired or designated Eligible Hotel, there shall be no statements or conclusions in any of such projections which, to the Best Knowledge of each of Patriot REIT and the Borrower, are based upon or include information known to be misleading in any material respect. On the date any such projections are furnished pursuant to Section 6.11, the Senior Management of each of Patriot REIT and the Borrower shall believe that such projections are reasonable; it being recognized by the Lenders that projections (including the Projections) as to future results are not to be viewed as facts and that the actual results for the period or periods covered by such projections may differ from the projected results.

          5.06  Litigation.  Except as set forth on Schedule III, there are no
                ----------
actions, suits or proceedings pending or, to the Best Knowledge of each of Patriot REIT and the Borrower, threatened (i) with respect to any Credit Document or (ii) that would reasonably be expected to have a Material Adverse Effect.

          5.07  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) furnished by or on behalf of Patriot REIT, the Borrower or any of the other Guarantors, or any of their respective Subsidiaries, in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents and all information furnished to the Lenders with respect to the Initial Eligible Hotels prior to the Effective Date or furnished pursuant to Section 6.11 with respect to subsequently acquired or designated Eligible Hotels but excluding projections) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Patriot REIT, the Borrower or any of the other Guarantors, or any of their respective Subsidiaries, in writing to the Administrative Agent or any Lender will be, to the Best Knowledge of each of Patriot REIT and the Borrower, true and accurate in all material respects on the date as of which such information is dated or certified and, to the Best Knowledge of each of Patriot REIT and the Borrower, not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided (subject, in the case of any information referred to in Section 5.05, to the qualifications (if any) set forth in Section 5.05 with respect to any such information).

          5.08  Use of Proceeds; Margin Regulations.  (a)  The proceeds of all
                -----------------------------------
Loans shall be used by the Borrower, subject to the other restrictions set forth in this Agreement, to fund a portion of the cash component of the Crow Transaction, the Wyndham Transaction and other acquisitions, renovations and working capital of the Borrower and, to the extent permitted under this Agreement, its Subsidiaries.

          (b) No part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          5.09  Tax Returns and Payments.  Patriot REIT, the Borrower and each
                ------------------------
of the other Guarantors, and each of their respective Subsidiaries, has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal income tax returns and other returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Patriot REIT, the Borrower and/or the other Guarantors, and each of their respective Subsidiaries, as the case may be, except where the failure to file such Returns (other than Federal income tax returns of Patriot REIT, the Borrower and NPOC, which must be filed in any event) would not be reasonably expected to have a Material Adverse Effect. The Returns accurately reflect to the Best Knowledge of each of Patriot REIT or the Borrower in all material respects (subject to any right to contest tax liabilities in good faith) all liability for taxes of Patriot REIT, the Borrower and the other Guarantors, and each of their respective Subsidiaries, for the periods covered thereby. Patriot REIT, the Borrower and each of the other Guarantors, and each of their respective Subsidiaries, has paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the Best Knowledge of each of Patriot REIT and the Borrower, threatened by any authority regarding (i) Patriot REIT's qualification as a real estate investment trust or (ii) any taxes relating to Patriot REIT, the Borrower or any of the other Guarantors, or any of their respective Subsidiaries, the result of which in the case of this clause (ii) would be reasonably expected to have a Material Adverse Effect.

          5.10  Compliance with ERISA.  Each Plan that is a single employer plan
                ---------------------
as defined in Section 4001(a)(15) of ERISA (a "Single Employer Plan") is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Single Employer Plan; no Single Employer Plan is insolvent or in reorganization; to the Best Knowledge of each of Patriot REIT and the Borrower, no Multiemployer Plan is insolvent or in reorganization; no Single Employer Plan has an Unfunded Current Liability; no Single Employer Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Sections 303 or 304 of ERISA; all contributions required to be made by Patriot REIT, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate with respect to a Plan and a Foreign Pension Plan have been timely made; neither Patriot REIT, the Borrower nor any of their respective Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Single Employer Plan; to the Best Knowledge of each of Patriot REIT and the Borrower, no proceedings have been instituted to terminate or appoint a trustee to administer any Multiemployer Plan; no condition exists which presents a reasonably likely risk to Patriot REIT, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Single Employer Plan pursuant to the foregoing provisions of ERISA and the Code; to the Best Knowledge of each of Patriot REIT and the Borrower, no condition exists which presents a reasonably likely risk to Patriot REIT, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate of incurring any material liability to or on account of a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; based solely upon information as may be requested by, and provided to Patriot REIT or the Borrower by the sponsors of the Multiemployer Plans, the Senior Management of each of Patriot REIT and the Borrower believes that the aggregate liabilities of Patriot REIT, the Borrower and their respective Subsidiaries and ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date hereof, would not be reasonably likely to have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Patriot REIT, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Patriot REIT, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate exists or, to the Best Knowledge of each of Patriot REIT and the Borrower, is likely to arise on account of any Plan; and Patriot REIT, the Borrower and the other Guarantors may cease contributions to or terminate each employee benefit plan maintained by any of them (if any) without incurring any material liability.

          5.11  Real Properties.  (a) Patriot REIT, the Borrower and each of the
                ---------------
other Guarantors, and each of their respective Subsidiaries, has good and marketable fee simple absolute title to all material Real Property purported to be owned by them, and has good and marketable title to, or valid leasehold interests in, all other material Real Property purported to be leased by them, on any date on which this representation and warranty is made or deemed made including all material Real Property reflected in the consolidated balance sheets of Patriot REIT referred to in Section 5.05(a) and in the pro forma
                                                                 --- -----
balance sheet referred to in Section 4.09 (except as sold or otherwise disposed of since the date of such balance sheets in the ordinary course of business), free and clear of all Liens, other than Permitted Liens. Schedule IV contains a true and complete list of each Hotel owned or leased by Patriot REIT, the Borrower, the other Guarantors, or any of their respective Subsidiaries on the Effective Date, and the type of interest therein held by Patriot REIT, the Borrower, any such Guarantor, or any of their respective Subsidiaries.

          (b) All material Real Property leased on the Effective Date by the Borrower, any of the Guarantors, or any of their respective Subsidiaries, is listed on Schedule IV. To the Best Knowledge of each of Patriot REIT and the Borrower, each of such leases is valid and enforceable in accordance with its terms and is in full force and effect in all material respects. The Borrower has delivered to the Administrative Agent true and complete copies of each of such material leases and all material documents affecting the rights or obligations of Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries, which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. None of Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries, nor, to the Best Knowledge of each of Patriot REIT and the Borrower, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for defaults which would not reasonably be expected to have a Material Adverse Effect.

          5.12  Subsidiaries.  On the Effective Date, all Subsidiaries of
                ------------
Patriot REIT and NPOC shall be as set forth on Schedule V, and the ownership interests therein shall be as set forth on Schedule V.

          5.13  Compliance with Statutes, etc.  (a)  Each of Patriot REIT, the
                ------------------------------
Borrower and the other Guarantors, and each of their respective Subsidiaries, is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not reasonably be expected to have a Material Adverse Effect.

          (b)(i) To the Best Knowledge of each of Patriot REIT and the Borrower, each Hotel complies in all material respects with all Legal Requirements, (ii) all material consents, licenses (including liquor licenses), certificates and permits required by all Legal Requirements for the operation of each Hotel have been obtained and are in full force and effect and (iii) all utility services and facilities necessary for the operation of each Hotel are available at such Hotel, except such non-compliances or failures to comply, obtain or have in full force and effect and available as would not reasonably be expected to have a Material Adverse Effect.

          5.14  Investment Company Act.  Neither Patriot REIT, the Borrower nor
                ----------------------
any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          5.15  Public Utility Holding Company Act.  Neither Patriot REIT, the
                ----------------------------------
Borrower nor any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5.16  Environmental Matters.  (a)  To the Best Knowledge of each of
                ---------------------
Patriot REIT and the Borrower, Patriot REIT, the Borrower and each of the other Guarantors, and each of their respective Subsidiaries, has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. To the Best Knowledge of each of Patriot REIT and the Borrower, there are no pending or threatened Environmental Claims against Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries, or any Real Property owned or operated by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries. To the Best Knowledge of each of Patriot REIT and the Borrower, there are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries, or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries, or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transfer ability of such Real Property by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries, under any applicable Environmental Law.

          (b) To the Best Knowledge of each of Patriot REIT and the Borrower, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries, except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by Patriot REIT's, the Borrower's, such Guarantor's, or such Subsidiary's business.

          (c) Notwithstanding anything to the contrary in this Section 5.16, the representations made in this Section 5.16 shall only be untrue if the aggregate effect of all Environmental Claims, restrictions, failures and noncompliance of the types described above would reasonably be expected to have a Material Adverse Effect.

          5.17  Labor Relations.  None of Patriot REIT, the Borrower, any of the
                ---------------
other Guarantors or any of their respective Subsidiaries, is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. To the Best Knowledge of each of Patriot REIT and the Borrower, there is (i) no unfair labor practice complaint pending or threatened against Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries before the National Labor Relations Board and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against any of them, or (ii) no strike, labor dispute, slowdown or stoppage is pending or threatened against Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries, in each case with respect to the Hotels, except with respect to any matter specified in clause (i) or (ii) above such as would not reasonably be expected to have a Material Adverse Effect.

          5.18  Intellectual Property.  Patriot REIT, the Borrower, each of the
                ---------------------
other Guarantors, and each of their respective Subsidiaries, owns or has the right or ability to use all trademarks, permits, service marks, trade names, licenses and franchises which are material and necessary for the conduct of its respective businesses.

          5.19  Indebtedness.  (a)  Schedule VI sets forth a true and complete
                ------------
list of all Indebtedness in excess of $1,000,000 of Patriot REIT, the Borrower, the other Guarantors, and their respective Subsidiaries, as of the Effective Date and intended to remain outstanding after such date (excluding the Loans, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          5.20  Ground Leases.  Each ground lease with respect to any Hotel
                -------------
which is located on a Leasehold is in full force and effect and no party thereto has denied or disaffirmed any of its material obligations thereunder or has defaulted (beyond applicable cure and notice periods) in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto, except in the case of any ground leases other than Qualified Ground Leases relating to Eligible Hotels such denials, disaffirmations and defaults as would not reasonably be expected to have a Material Adverse Effect.

          5.21  Status as REIT.  Patriot REIT is organized in conformity with
                --------------
the requirements for qualification as a real estate investment trust under the Code. Patriot REIT has met all of the requirements for qualification as a real estate investment trust under the Code for its Fiscal Year ended December 31, 1996. Patriot REIT is in a position to qualify for its current Fiscal Year as a real estate investment trust under the Code and its proposed methods of operation will enable it to so qualify.

          5.22  Operators.  Each Affiliated Operator, and to the Best Knowledge
                ---------
of each of Patriot REIT and the Borrower, each Third Party Operator, has full power and authority and the legal right to own, lease (or sublease), manage and operate (as applicable) the properties it operates and to conduct the business in which it is currently engaged with respect to any Real Property owned or leased by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries, except in the case of the operation by Third Party Operators of Hotels other than Eligible Hotels such failures as would not reasonably be expected to have a Material Adverse Effect.

          5.23  Eligible Hotels.  On and as of the Effective Date, each of the
                ---------------
Hotels included in the Borrowing Base on such date meets all of the conditions and requirements for treatment as an Eligible Hotel (except to the extent (i) expressly waived by the Administrative Agent on the Election Date or (ii) such representation is deemed withdrawn pursuant to Section 6.11(b)) under this Agreement. On and as of the Addition Date for any Hotel, such Hotel being added to the Borrowing Base meets all of the conditions and requirements for treatment as an Eligible Hotel under this Agreement. On any date, each of the Hotels included in the Borrowing Base on such date (other than (i) any Hotel for which the Administrative Agent has received notice of the type described in Section 6.11(c)(i) or as to which the Administrative Agent has waived any non-eligibility, to the extent so waived or (ii) any Hotel as to which such representation is deemed withdrawn pursuant to Section 6.11(b)) meets all of the conditions and requirements for treatment as an Eligible Hotel under this Agreement.


          SECTION 6.  Affirmative Covenants.  Each of Patriot REIT and the
                      ---------------------
Borrower hereby covenants and agrees that on and after the Effective Date and until the Loans and the Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          6.01  Information Covenants.  Patriot REIT will furnish to the
                ---------------------
Administrative Agent (with sufficient copies for each of the Lenders, which the Administrative Agent will promptly forward to each of the Lenders):

          (a)  Quarterly Financial Statements.  Within 45 days after the end of
               ------------------------------
     each Fiscal Quarter, (i) the consolidated balance sheet of Patriot REIT and NPOC and their Subsidiaries calculated on a Company Combined Basis, as at the end of such quarterly accounting period, (ii) the related consolidated state ments of income for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and (iii) the related consolidated statements of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding fiscal periods in the prior fiscal year, all of which shall be in reasonable detail and certified by an Authorized Financial Officer of Patriot REIT that, to the best of such officer's knowledge after due inquiry, they fairly present the financial condition of Patriot REIT and its Subsidiaries and of NPOC and its Subsidiaries, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments.

          (b)  Annual Financial Statements.  Within 90 days after the end of
               ---------------------------
     each Fiscal Year, the consolidated balance sheet of Patriot REIT and NPOC and their Subsidiaries calculated on a Company Combined Basis, as at the end of such fiscal year and the related consolidated statements of income and shareholders' equity and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Ernst & Young, any other "Big Six" independent certified public accounting firm or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, whose opinion shall not be qualified as to the scope of audit or as to the status of Patriot REIT, the Borrower or NPOC as a going concern.

          (c)  Borrowing Base Certificate.  (i) Within 45 days after the end of
               --------------------------
     each Fiscal Quarter, a Borrowing Base Certificate, signed by an Authorized Financial Officer of the Borrower, calculating the Borrowing Base as of the last day of such Fiscal Quarter, (ii) at the time of the delivery of any notice pursuant to Section 6.01(d), a revised Borrowing Base Certificate signed by an Authorized Financial Officer of the Borrower calculating the Borrowing Base as of the date of such notice, (iii) on any Addition Date and on the date of any sale or other disposition of any Eligible Hotel or on the date of any event which would cause any Hotel to no longer be an Eligible Hotel, a revised Borrowing Base Certificate signed by an Authorized Financial Officer of the Borrower calculating the Borrowing Base as of such Addition Date or the date of such sale, other disposition or other event, as the case may be, (iv) for any date on which the method for calculating the Borrowing Base or the Aggregate Borrowing Base Value shall change from that in effect for the calculation of the then existing Borrower Base, a revised Borrowing Base Certificate signed by an Authorized Financial Officer of the Borrower calculating the Borrowing Base as of the date of such change and (v) within 5 Business Days after a written request by the Administrative Agent, a revised Borrowing Base Certificate signed by an Authorized Financial Officer of the Borrower calculating the Borrowing Base as of the date of such request.

          (d)  Reduction of Borrowing Base.  Promptly and in any event within
               ---------------------------
     five Business Days after the Senior Management of Patriot REIT, the Borrower or any of the other Guarantors obtains knowledge thereof, notice of the occurrence or effectiveness of any event or condition that has caused, or would reasonably be expected to cause, (i) the Borrowing Base to be reduced by more than $25,000,000 or (ii) a violation of Section 7.11, in each case together with a certificate of an Authorized Financial Officer of the Borrower setting forth (in reasonable detail) the nature of the respective event and/or condition.

          (e)  Budgets.  Prior to the beginning of each Fiscal Year, budgets
               -------
     (including, in any event, budgeted statements of cash flow and budgeted debt and cash balances) for such Fiscal Year prepared in detail, with respect to (x) Patriot REIT and its Subsidiaries and of NPOC and its Subsidiaries, (y) each Eligible Hotel and (z) all the Eligible Hotels taken as a whole, in each case accompanied by a statement of an Authorized Financial Officer of the Borrower to the effect that, to such officer's Best Knowledge, the budget is a reasonable estimate of the period covered thereby, it being recognized by the Lenders that budgets as to future results are not to be viewed as facts and that the actual results for the period or periods covered by such budgets may differ from the budgeted results.

          (f)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
     financial statements provided for in Sections 6.01(a) and (b), a certificate of an Authorized Financial Officer of Patriot REIT to the effect that, to the best of such officer's actual knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall be in the form of Exhibit I and shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 6.14, 7.03, 7.04, 7.06 through 7.11, inclusive, at the end of such fiscal quarter or year, as the case may be.

          (g)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
     within five Business Days after the Senior Management of Patriot REIT, the Borrower or any of the other Guarantors obtains actual knowledge of (i) the occurrence of any event which constitutes a Default or an Event of Default,
     (ii) any litigation or governmental investigation or proceeding pending or threatened in writing (x) against Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries which would reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries or (z) with respect to any Credit Document and (iii) any other action or condition or event which would reasonably be expected to have a Material Adverse Effect, a certificate of an Authorized Financial Officer specifying (A) the nature and period of existence of any such claimed Default, Event of Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) what action the Borrower has taken, is taking and proposes to take with respect thereto.

          (h)  Management Letters.  Promptly after Patriot REIT's, the
               ------------------
     Borrower's or NPOC's receipt thereof, a copy of any "management letter" received by Patriot REIT, the Borrower or NPOC from its certified public accountants and the management's responses thereto.

          (i)  Other Reports and Filings.  Promptly, and without duplication of
               -------------------------
     any documents or information delivered pursuant to another clause of this
     Section 6.01, copies of all financial information, proxy materials and other information and reports, if any, which Patriot REIT, the Borrower or any of the other Guarantors, or any of their respective Subsidiaries, shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") (other than preliminary filings made with the SEC).

          (j)  Environmental Matters.  Promptly upon, and in any event within
               ---------------------
     ten Business Days after the Senior Management of Patriot REIT, the Borrower or any of the other Guarantors obtaining actual knowledge thereof, notice of one or more of the following environmental matters:

                (i) any pending or threatened material Environmental Claim against Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries or any Real Property owned or operated by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries;

                (ii) any condition or occurrence on or arising from any Real Property owned or operated by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries that (a) results in non-compliance by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries in any material respect with any applicable Environmental Law or (b) would reasonably be expected to form the basis of a material Environmental Claim against Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries or any such Real Property;

                (iii) any condition or occurrence on any Real Property owned or operated by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries that would reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries of such Real Property under any Environmental Law; and

                (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property relating to any material liability owned or operated by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Patriot REIT's, the Borrower's, such Guarantor's, or such Subsidiary's response or proposed response thereto. In addition, Patriot REIT, the Borrower, any of the other Guarantors, and any of their respective Subsidiaries will provide the Administrative Agent with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any Person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Administrative Agent or any Lender.

          (k)  Annual Meetings with Lenders.  At the request of the
               ----------------------------
     Administrative Agent or the Required Lenders, the Borrower shall, at least once during each fiscal year of the Borrower, hold a meeting (at a mutually agreeable location and time) with all of the Lenders at which meeting the financial results of the previous fiscal year and the financial condition of Patriot REIT and the

     Borrower and the budgets presented for the current Fiscal Year shall be reviewed, with each Lender bearing its own travel, lodging, food and other costs associated with attending any such meeting.

          (l)  Asset Sales; Asset Encumbrance.  Prior to any Asset Sale or Asset
               ------------------------------
     Encumbrance, a notice (i) describing the assets being sold or encumbered,
     (ii) stating the estimated proceeds in respect of such Asset Sale or Asset Encumbrance and (iii) accompanied by a certificate of an Authorized Financial Officer of the Borrower stating that before and after (calculated on a Pro Forma Basis) giving effect to such Asset Sale or Asset Encumbrance, the Borrower shall be in compliance with all of its covenants set forth in this Agreement and the other Credit Documents and that no Default or Event of Default will result from such Asset Sale or Asset Encumbrance; provided that if such certificate indicates that a Default or
                  --------
     Event of Default would arise as a result thereof, such certificate shall also include a calculation of the amount of proceeds from such Asset Sale or Asset Encumbrance which would be required to repay Loans to avoid such Default or Event of Default.

          (m)  Other Information.  From time to time, such other information or
               -----------------
     documents (financial or otherwise) with respect to Patriot REIT, the Borrower, the other Guarantors, or their respective Subsidiaries or any Eligible Hotel, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

          6.02  Books, Records and Inspections.  Patriot REIT and the Borrower
                ------------------------------
will, will cause each of their respective Subsidiaries, each of the other Guarantors and its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Patriot REIT and the Borrower will, will cause each of their respective Subsidiaries, each of the other Guarantors and its Subsidiaries to, permit officers and designated representatives of the Administrative Agent (at the expense of the Administrative Agent, unless a Default or Event of Default is then in existence or discovered during such inspection, in which case such visit shall be at the expense of the Borrower) or any Lender (at such Lender's expense) to visit and inspect, during regular business hours on reasonable advance notice and under guidance of officers of Patriot REIT, the Borrower or such Guarantor, or their respective Subsidiaries, any of the properties of Patriot REIT, the Borrower or any of the other Guarantors or any of their respective Subsidiaries, and to examine the books of account of Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries, and discuss the affairs, finances and accounts of Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries with, and be advised as to the same by, its and their Authorized Financial Officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any Lender may reasonably request.

          6.03  Maintenance of Property; Insurance.  Patriot REIT and the
                ----------------------------------
Borrower will, and will cause each of the other Guarantors and each of their respective Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations and in such amounts and against at least such risks as is consistent and in accordance with industry practice and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis, covering the full repair and replacement costs of all such property and business interruption insurance for the actual loss sustained.

          6.04  Corporate Franchises.  Patriot REIT and the Borrower will, and
                --------------------
will cause each of their respective Subsidiaries, each of the other Guarantors and its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in
                                          --------  -------
this Section 6.04 shall prevent (i) any of the transactions permitted in accordance with Section 7.02 or (ii) the taking or failing to take of any action with respect to the foregoing by Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries which would not reasonably be expected to have a Material Adverse Effect.

          6.05  Compliance with Statutes, etc.  Patriot REIT and the Borrower
                ------------------------------
will, and will cause each of their respective Subsidiaries, each of the other Guarantors and its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not reasonably be expected to have a Material Adverse Effect.

          6.06  Compliance with Environmental Laws.  (a)  Patriot REIT and the
                ----------------------------------
Borrower will, and will cause each of their respective Subsidiaries, each of the other Guarantors and its Subsidiaries to, comply in all respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental

Laws. None of Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property, except where the failure to so comply in respect of the matters described in this clause (a) as would not reasonably be expected to have a Material Adverse Effect.

          (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after (i) the Obligations have been declared due and payable pursuant to Section 8, (ii) the Administrative Agent receives notice under Section 6.01(j) of any event for which notice is required to be delivered for any Real Property or (iii) Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries, are not in compliance with Section 6.06(a) with respect to any Real Property and the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any such affected Real Property now or hereafter owned or operated by Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents access to such Real Property and specifically grants, the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

          6.07  ERISA.  Within 15 Business Days after Patriot REIT, the
                -----
Borrower, any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent and each Lender a certificate of an Authorized Financial Officer of the Borrower setting forth details as to such occurrence and the action, if any, that Patriot REIT, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Patriot REIT, the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, under the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Single Employer Plan; that any contribution required to be made by Patriot REIT, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate to a Single Employer Plan or Foreign Pension Plan has not been made within 30 Business Days of the date same is due; that a Single Employer Plan has been or may reasonably be expected to be terminated nated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Single Employer Plan has an Unfunded Current Liability giving rise to a lien on the assets of Patriot REIT, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate under ERISA or the Code; that proceedings may reasonably be expected to be or have been instituted to terminate or appoint a trustee to administer a Single Employer Plan; that a proceeding has been instituted against Patriot REIT, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Patriot REIT, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate will or may reasonably be expected to incur or has incurred any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 498-B of the Code; or that Patriot REIT, the Borrower or any of their respective Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). The Borrower will deliver to the Administrative Agent with sufficient copies for each Lender (i) a complete copy of the annual report (Form 5500) of each Single Employer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed by them with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any material notices received by Patriot REIT, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate with respect to any Single Employer Plan or

Foreign Pension Plan shall be delivered to the Administrative Agent (with sufficient copies for each Lender) no later than 15 Business Days after the date such report has been filed with the Internal Revenue Service or such notice has been received by Patriot REIT, the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          6.08  End of Fiscal Years; Fiscal Quarters.  Patriot REIT and the
                ------------------------------------
Borrower will cause (i) each of its, and each of their respective Subsidiaries' (other than PAH Windwatch Partners or PAH Windwatch, LLC, so long as the Hotel owned by such Person is managed by a Third Party Operator), each other Guarantors' and each of its Subsidiaries' Fiscal Years to end on December 31 and
(ii) each of its, and each of their respective Subsidiaries' (other than PAH Windwatch Partners or PAH Windwatch, LLC, so long as the Hotel owned by such Person is managed by a Third Party Operator), each other Guarantors' and each of their Subsidiaries' Fiscal Quarters to end on March 31, June 30, September 30 and December 31.

          6.09  Performance of Obligations.  Patriot REIT and the Borrower will,
                --------------------------
will cause each of their respective Subsidiaries, each other Guarantor and its Subsidiaries to, perform all of its obligations under the terms of each Management Agreement, ground lease and each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it or any Real Property is bound, except such non-performances as would not rea resonably be expected to have a Material Adverse Effect.

          6.10  Payment of Taxes.  Patriot REIT and the Borrower will, will
                ----------------
cause each of their respective Subsidiaries, each other Guarantor and its Subsidiaries to pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which any penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of Patriot REIT, the Borrower, any such Guarantor, or any of their respective Subsidiaries;

provided that none of Patriot REIT, the Borrower, any such Guarantor, or any of
--------
their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in according dance with generally accepted accounting principles or (ii) the failure to pay which would not be reasonably expected to have a Material Adverse Effect.

          6.11  Certain Requirements with Respect to Eligible Hotels.  (a)   If
                ----------------------------------------------------
the Borrower desires that any Hotel be added as an Eligible Hotel after the Effective Date for the purposes of the Borrowing Base, the Borrower shall so notify the Administrative Agent in writing. Such Hotel shall be included in the Borrowing Base once the

Borrower has delivered to the Administrative Agent the Borrowing Base Certificate required pursuant to Section 6.01(c), calculating what the Borrowing Base would be after giving effect to the Hotel being included as an Eligible Hotel. Such Hotel shall remain included in the Borrowing Base so long as such Hotel shall meet the requirements for Eligible Hotels specified herein. Any Hotel which ceases to be an Eligible Hotel as a result of the second sentence of clause (b) below may be redesignated as an Eligible Hotel upon the demonstration by the Borrower to the reasonable satisfaction of the Administrative Agent that such Hotel then meets the requirements for Eligible Hotels specified herein.

          (b) Within three Business Days of the later of the designation of or acquisition of an Eligible Hotel and, in either event, following the delivery of the Borrowing Base Certificates pursuant to clause (a), the Borrower shall deliver the Eligible Hotel Documents relating to such Eligible Hotel to the Administrative Agent. If any Hotel designated as an Eligible Hotel fails to meet, in the reasonable judgment of the Administrative Agent and upon written notice thereof, the criteria for Eligible Hotels, such Hotel shall no longer be an Eligible Hotel and all representations as to eligibility in respect thereof shall be deemed withdrawn.

          (c) The Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the Borrower receives or otherwise gains knowledge (i) that any Hotel included in a prior Borrowing Base Certificate as an Eligible Hotel, ceases, for any reason whatsoever, to be an Eligible Hotel,
(ii) that the proportionate share of Aggregate Borrowing Base Value of the Eligible Hotel is less than 90% of the proportionate share of Aggregate Borrowing Base Value of the Eligible Hotel reflected in the most recent Borrowing Base Certificate delivered pursuant hereto or (iii) of the existence and amount of any Borrowing Base Deficiency.

          (d) The Administrative Agent, at the expense of the Lenders (which expenses shall be borne by the Borrower in the event that a Hotel fails to meet the requirements for an Eligible Hotel in any material respect), may make physical and other verifications of any Hotels included as Eligible Hotels in any reasonable manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith.

          (e) Notwithstanding anything to the contrary set forth herein, a Hotel shall cease to be an Eligible Hotel if it shall cease to comply with the requirements therefor set forth herein or the Borrower is unable to make the representations set forth in Section 5.23 with respect to such Hotel.

          6.12  Operators.  Patriot REIT and the Borrower will take, and will
                ---------
cause each of the other Guarantors to take, all action necessary so that each Eligible Hotel (other than the Ravinia Hotel or the Windwatch Hotel until such Hotel is transferred to the Borrower, any Guarantor or another Eligible Borrowing Base Entity) is at all times leased to an Affiliated Operator or a Third Party Operator pursuant to an Operating Lease.

          6.13  Qualified Ground Leases and Operating Leases.  (a)  The Borrower
                --------------------------------------------
shall provide the Administrative Agent with a copy of each Qualified Ground Lease and each Third Party Operating Lease relating to an Eligible Hotel. With respect to all Eligible Hotels, the Borrower shall, and shall cause each of the other Guarantors and Eligible Borrowing Base Entities to, (i) comply in all material respects with all of their respective obligations under all of their respective Qualified Ground Leases and Operating Leases now or hereafter held by them; (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner (A) any of the terms, covenants or conditions of any such Qualified Ground Leases or (B) with respect to Affiliate Operating Leases, any material deviation from the term thereof, or (C) with respect to any Third Party Operating Leases, (a) the term thereof, (b) the rent and fees payable thereunder, (c) the termination rights thereunder and (d) the lessee thereunder;
(iii) not assign any Qualified Ground Leases or sublet any portion of the premises if such assignment or sublet would be reasonably expected to have a Material Adverse Effect; (iv) provide the Administrative Agent with a copy of each notice of default under any Qualified Ground Lease or Operating Lease received by Patriot REIT, the Borrower or any of the other Guarantors or Eligible Borrowing Base Entities promptly upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by Patriot REIT, the Borrower or any of the other Guarantors or Eligible Borrowing Base Entities under any Qualified Ground Lease or Operating Lease simultaneously with its delivery of such notice under such Qualified Ground Lease or Operating Lease except to the extent that such defaults, in the aggregate, would not be reasonably expected to have a Material Adverse Effect; (v) notify the Administrative Agent, not later than 30 days prior to the date of the expiration of the term of any Qualified Ground Lease, of any such Person's intention either to renew or to not renew any such Qualified Ground Lease, and if such Person intends to renew such Qualified Ground Lease, the term and conditions of such renewal; and (vi) maintain each Operating Lease in full force and effect and enforce the obligations of the Operating Lessee thereunder, in a timely manner except to the extent that the failure to do so would not be reasonably expected to have a Material Adverse Effect.

          (b) Each of Patriot REIT and the Borrower shall take all actions and do all things within its power or control reasonably necessary or required to cause each Third Party Operator to (i) keep, observe, comply with and perform all of the terms, provisions, covenants and undertakings on its part required by each Operating Lease relating to any Hotel, and (ii) to enforce the provisions of each Operating Lease, if the failure to comply with or enforce such agreements would be reasonably expected to have a Material Adverse Effect.

          6.14  FF&E Reserves.  (i) Within 30 days after the Effective Date,
                -------------
Patriot REIT, the Borrower, the respective Guarantor or Eligible Borrowing Base Entity shall have established one or more FF&E Reserve accounts with respect to Hotels owned or leased pursuant to a ground lease on the Effective Date and (ii) within 45 days after each acquisition of a Hotel, Patriot REIT, the Borrower, the respective Guarantor or Eligible Borrowing Base Entity shall have established an FF&E Reserve, and deposited same in such account or accounts with respect to such Hotel.

          6.15  REIT Requirements.  Patriot REIT shall operate its business at
                -----------------
all times so as to satisfy all requirements necessary to qualify as a real estate investment trust under Sections 856 through 860 of the Code. Patriot REIT will maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of Patriot REIT as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. Patriot REIT will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

          6.16  Maintenance of Operating Account.  The Borrower shall at all
                --------------------------------
times maintain a demand deposit account held by the Administrative Agent (the "Operating Account") and shall cause funds to be deposited therein in an amount sufficient to permit the Administrative Agent to automatically deduct therefrom (and the Borrower hereby irrevocably authorizes the Administrative Agent to so deduct) the interest payments and any administrative agency fee at 12:00 P.M. on the tenth day of each month in which each such fee is due.

          SECTION 7.  Negative Covenants.  Each of Patriot REIT and the Borrower
                      ------------------
covenants and agrees that on and after the Effective Date and until the Loans and the Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          7.01  Line of Business.  Patriot REIT and the Borrower will not, and
                ----------------
will not permit any of their respective Subsidiaries or any of the other Guarantors or their Subsidiaries to, engage (directly or indirectly) in any business other than Hospitality/Leisure-Related Businesses.

          7.02  Consolidation, Merger, Sale of Assets, etc.  Patriot REIT and
                -------------------------------------------
the Borrower will not, and will not permit any of their respective Subsidiaries to, or any of the other Guarantors and any of their Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or a substantial portion of its property or assets except that:

             (i) Investments may be made to the extent permitted by Section
     7.04;

             (ii) (a) the Credit Parties may merge or consolidate with, liquidate into, or transfer all or any portion of their assets to or among one another, (b) any Subsidiary of any Credit Party or any Eligible Borrowing Base Entity may merge or consolidate with, liquidate into, or transfer all or any portion of their assets to any Credit Party, so long as such Credit Party is the surviving entity, (c) any Subsidiary of Patriot REIT or NPOC which is not a Credit Party may transfer all or any portion of its assets to another Subsidiary of Patriot REIT or NPOC which is not a Credit Party and (d) each of the Eligible Borrowing Base Entities may merge or consolidate with, transfer or otherwise dispose of all or any portion of their assets to or among one another, so long as in the case of (a) and (b) above, each Credit Party's obligations with respect to the Credit Documents are not materially impaired or adversely affected by such actions;

             (iii) Patriot REIT, the Borrower, the other Guarantors, and their respective Subsidiaries may consummate the Wyndham Transaction pursuant to the Wyndham Transaction Documents; and

             (iv) Patriot REIT, the Borrower, the other Guarantors and their respective Subsidiaries may convey, sell, lease or otherwise dispose of their assets to any Person (other than to one another) which does not result in the conveyance, sale, lease or other disposition of all or a substantial portion of Patriot REIT, the Borrower, the other Guarantors and their respective Subsidiaries taken as a whole.

          7.03  Dividends.  Unless otherwise required in order for Patriot REIT
                ---------
to maintain its status as a real estate investment trust in accordance with the written advice of independent counsel, Patriot REIT shall not declare or pay any Dividends on its Stock or Stock Equivalents or any other Dividends; provided,
                                                                    --------
that, notwithstanding the foregoing, (i) during any period of four consecutive Fiscal Quarters, Patriot REIT may pay Dividends for such period in an aggregate amount not to exceed the greater of (x) 90% of the Adjusted Funds From Operations, (y) 100% of Cash Available for Distribution and (z) the minimum amount necessary to maintain tax status as a real estate investment trust and
(ii) if no Event of Default then exists or would arise therefrom, Patriot REIT may pay Dividends in excess of the amounts permitted under clause (i) above, but only to the extent necessary to avoid the incurrence of federal, state or local income or excise tax liability.

          7.04  Investments.  Patriot REIT and the Borrower will not, and will
                -----------
not permit any of their respective Subsidiaries or any of the other Guarantors or any of their Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Stock, Stock Equivalents, obligations or secu rities of, or any other interest in, or make any capital contribution to, any other Person, (each of the foregoing an "Investment"), including Investments existing on the Effective Date, except that the following shall be permitted:

              (i) Patriot REIT, the Borrower, the other Guarantors and their respective Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

              (ii) Patriot REIT, NPOC and their respective Subsidiaries may make cash intercompany loans and contributions among one another;

              (iii) Patriot REIT, the Borrower, each of the other Guarantors and their respective Subsidiaries may make and/or hold Investments in their respective Wholly-Owned Subsidiaries, other Subsidiaries and Unconsolidated Entities engaged in Hospitality/Leisure-Related Businesses so long as the following investment restrictions are met:

              (A) the sum of all Investments in non-Wholly-Owned Subsidiaries and Eligible Borrowing Base Entities (valued at such Person's pro rata Investment in such Subsidiary or Eligible Borrowing Base Entity) which are not Subsidiaries shall not exceed 25% of Total Value; provided no more than 15% of Total Value may be attributable to any such Persons (i) in which Patriot REIT, the Borrower or any Guarantor holds an ownership interest which is less than 90% of the aggregate ownership interests of such Person and (ii) for which Patriot REIT, the Borrower or any Guarantor is not the sole general managing partner;

              (B) the sum of all Investments attributable to Mortgage Notes shall not exceed 7.5% of Total Value;

              (C) the sum of all Investments attributable to Limited Service and/or Extended Stay Hotels shall not exceed 15% of Total Value;

              (D) the sum of all Investments attributable to Hotels located outside of the United States shall not exceed 15% of Total Value;

              (E) the sum of all Investments attributable to Independent Hotels shall not exceed 10% of Total Value;

              (F) the sum of all Investments attributable to (and valued at cost) unimproved land and/or to New Construction shall not exceed 15% of Total Value;

              (G) the sum of all Investments described in clauses (D) and (E) above shall not exceed 20% of Total Value; and

              (H) notwithstanding the Investment restrictions listed in clauses (A) through (G) above, Patriot REIT, the Borrower, the other Guarantors and their respective Subsidiaries may make and/or hold Investments in Unconsolidated Entities which in the aggregate do not exceed 10% of Total Value.

          If any Investment may be categorized as qualifying under more than one of the investment restrictions listed in clauses (A) through (G) above, such Investment shall be counted against each of the investment restriction limits for which it qualifies without regard to the number of such restrictions for which such Investment may qualify, except that any Investment that would be counted against clauses (A) and (D) above shall only be counted against clause
(D).

          7.05  Transactions with Affiliates.  Patriot REIT and the Borrower
                ----------------------------
will not, and will not permit any of their respective Subsidiaries to, or any of the other Guarantors or any of their Subsidiaries to enter into any transaction or series of related transactions with any Affiliate, other than in the ordinary course of business and on terms and conditions substantially as favorable to such Person as would reasonably be obtained by such Person at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

             (i) intercompany transactions may be entered into to the extent permitted by Section 7.02;

             (ii) Dividends may be paid to the extent provided in Section 7.03;

             (iii) Investments may be made to the extent permitted by Section 7.04; and

             (iv) Patriot REIT, the Borrower, the other Guarantors and the Eligible Borrowing Base Entities may enter into the Operating Leases and Qualified Ground Leases and pay the rentals, fees and other costs and expenses thereunder.

          7.06  Total Interest Coverage.  Patriot REIT and the Borrower will not
                -----------------------
permit the Total Interest Coverage Ratio to be less than (x) for any Test Period ending prior to the first anniversary of the Revolver Effective Date, 2.0:1.0 and (y) for any Test Period ending thereafter, 2.25:1.0.

          7.07  Unsecured Interest Coverage.  Patriot REIT and the Borrower will
                ---------------------------
not permit the Unsecured Interest Coverage Ratio to be less than (x) for any Test Period ending prior to the first anniversary of the Revolver Effective Date, 2.0:1.0 and (y) for any Test Period ending thereafter, 2.25:1.0.

          7.08  Fixed Charge Coverage.  Patriot REIT and the Borrower will not
                ---------------------
permit the Fixed Charge Coverage Ratio to be less than 2.0:1.0 for any Test Period.

          7.09  Tangible Net Worth.  Patriot REIT and the Borrower will not
                ------------------
permit Tangible Net Worth at any time to be less than Minimum Tangible Net
Worth.

          7.10  Limitations on Indebtedness.  (a) In addition to the other
                ---------------------------
restrictions on Indebtedness set forth in this Section 7.10, Patriot REIT and the Borrower shall not permit Total Indebtedness to be greater than 55% of Total Value at any time prior to the first anniversary of the Revolver Effective Date, and shall not permit Total Indebtedness to be greater than 50% of Total Value at any time thereafter.

          (b) In addition to the other restrictions on Indebtedness set forth in this Section 7.10, Patriot REIT and the Borrower shall not permit Total Secured Indebtedness to be greater than 35% of Total Value at any time.

          (c) In addition to the other restrictions on Indebtedness set forth in this Section 7.10, Patriot REIT and the Borrower shall not permit Total Recourse Secured

Indebtedness at any time to be greater than the lesser of (x) 10% of Total Value at such time and (y) $250,000,000. Additionally, in no event shall Patriot REIT, the Borrower, any Guarantor, their respective Subsidiaries and Eligible Borrowing Base Entities incur any Recourse Secured Indebtedness after the Effective Date where the loan to value ratio for any property or group of related properties subject to a single financing (based on the value shown in the most recent Approved Appraisal of the assets secured thereby) relating thereto exceeds 65%.

          7.11  Borrowing Base.  Patriot REIT and the Borrower shall not permit
                --------------
the aggregate amount of Loans outstanding to exceed the Borrowing Base at any time; provided, that no Default or Event of Default shall occur pursuant to this
      --------
Section 7.11 if the Borrower prepays the Loans pursuant to Section 3.02(a) in an amount equal to such excess within ten days of the occurrence of such excess.

          7.12  Limitation on Certain Restrictions.  Patriot REIT and the
                ----------------------------------
Borrower will not permit any Eligible Borrowing Base Entity, Unconsolidated Entity or Subsidiary that is not a Wholly-Owned Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of it to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Patriot REIT, the Borrower or any Guarantor or any of their respective Subsidiaries, or pay any Indebtedness owed to Patriot REIT, the Borrower, any Guarantor or any of their respective Subsidiaries, (b) make loans or advances to Patriot REIT, the Borrower or any Guarantor or any of their respective Subsidiaries or (c) transfer any of its properties or assets to Patriot REIT, the Borrower or any Guarantor or any of their respective Subsidiaries or grant liens or security interests thereon, except in each case for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions relating to Indebtedness or lease obligations to the extent restricting (A) the transfer, assignability or the granting of liens, (B) the making of loans or advances or (C) the paying of Dividends or the making of other distributions, (iv) commercially reasonable restrictions in the organizational documents of any such entity which do not prohibit such entity from disposing or realizing the value of, any Eligible Hotel owned by it, or the Stock or other form of ownership of any kind, and which (A) limit generally the amount of Indebtedness which may be incurred by such entity, (B) limit the amounts of obligations secured by Liens or (C) limit the transferability or assignability of assets, (v) restrictions on transferability or assignability in respect to Qualified Ground Leases, and (vi) restrictions created in connection with the issuance of the preferred stock for the benefit of the holders thereof in connection with the CHC Acquisition (or similar restrictions (or restrictions which are more favorable to the Lenders) relating to preferred stock issued in connection with other acquisitions). It is understood and agreed that any asset that is Unencumbered shall be deemed not in violation of this Section 7.12.


          SECTION 8.  Events of Default.  Upon the occurrence of any of the
                      -----------------
following specified events (each an "Event of Default"):

          8.01  Payments.  The Borrower shall (i) default in the payment when
                --------
due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          8.02  Representations, etc.  Any representation, warranty or statement
                ---------------------
made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          8.03  Covenants.  Any Credit Party shall (i) default in the due
                ---------
performance or observance by it of any term, covenant or agreement contained in
Section 6.01(g)(i), Section 6.08 or Section 7 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as provided in Section 8.01) and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or the Required Lenders; or

          8.04  Default Under Other Agreements.  (i)  Patriot REIT, the
                ------------------------------
Borrower, any of the other Guarantors, or any of their respective Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations or any Non- Recourse Indebtedness) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations or any Non-Recourse Indebtedness) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations or any Non-Recourse Indebtedness) of Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, or (iii) there shall exist an Event of Default under the Revolving Credit Agreement; provided that it shall not be a Default or an Event of Default
                  --------
under clauses (i) or (ii) of this Section 8.04 unless the aggregate outstanding principal amount of all such Indebtedness as described in such clauses (i) and
(ii) is at least $10,000,000; or

          8.05  Bankruptcy, etc.  Patriot REIT, the Borrower, any of the other
                ----------------
Guarantors, or any of their respective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries and the petition is not controverted within 60 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries or Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debt debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries, or there is commenced against Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and is not vacated or stayed within 60 days; or Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any trust, partnership and/or corporate action is taken by Patriot REIT, the Borrower, any of the other Guarantors, or any of their respective Subsidiaries for the purpose of effecting any of the foregoing; or

          8.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum funding
                -----
standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 or PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made by Patriot REIT, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate to a Plan or a Foreign Pension Plan has not been timely made, Patriot REIT, the Borrower or any of their respective Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Patriot REIT, the Borrower or any of their respective Subsidiaries or ERISA Affiliates has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, will have a Material Adverse Effect; or

          8.07  REIT Status.  Patriot REIT shall cease, for any reason, to
                -----------
maintain its status as a real estate investment trust under Sections 856 through 860 of the Code; or

          8.08  Guaranties.  The Patriot REIT Guaranty or Affiliate Guaranty
                ----------
shall cease to be in full force or effect as to any Guarantor (except as expressly provided in the Affiliate Guaranty), or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty or any Guarantor Event of Default shall occur; or

          8.09  Judgments.  One or more judgments or decrees shall be entered
                ---------
against Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries involving in the aggregate for Patriot REIT, the Borrower, the other Guarantors and their respective Subsidiaries a liability (not paid or not fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $10,000,000; or

           8.10  Change of Control.  A Change of Control shall occur; or
                 -----------------

           8.11  General Partner Status.  Patriot REIT or a Wholly-Owned
                 ----------------------
Subsidiary of Patriot REIT shall cease at any time to be the sole general partner of the Borrower;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 8.05
              --------
shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified below shall occur automatically without the giving of any such notice): declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party.

           SECTION 9.  Definitions and Accounting Terms.
                       --------------------------------

           9.01  Defined Terms.  As used in this Agreement, the following terms
                 -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Acceptable Financial Information" shall mean financial information which is audited, reviewed by accountants or in a form which is acceptable to the Administrative Agent.

           "Addition Date" shall mean with respect to any Eligible Hotels acquired or designated after the Effective Date pursuant to Section 6.11, the date on which such Eligible Hotel is so designated.

           "Adjusted Actual NOI" shall mean, with respect to any Eligible Hotel owned or leased pursuant to a Qualified Ground Lease by Patriot REIT, the Borrower, any other Guarantor or any Eligible Borrowing Base Entity for any period, (a) the aggregate Hotel Net Operating Income or Lease Net Operating Income received by such

Person from the operation of such Eligible Hotel, less a deduction for FF&E Reserves for such Eligible Hotel (b) multiplied, in the case of any Eligible Hotel owned or leased by such Person, by the Allocation Percentage applicable to such Person.

           "Adjusted Funds From Operations" shall mean, for any period, Patriot REIT Net Income plus (a) the sum of the following amounts for such period to the extent and on the same basis included in the determination of Patriot REIT Net
Income: (i) depreciation expense, (ii) amortization expense and other non-cash charges with respect to real estate assets for such period, (iii) losses from Asset Sales, losses resulting from restructuring of Indebtedness and other extraordinary losses, and (iv) minority interests attributable to Borrower OP Units; less (b) the sum of the following amounts for such period to the extent and on the same basis included in the determination of Patriot REIT Net Income:
(i) gains from sales or dispositions of assets, gains resulting from restructuring of Indebtedness and other extraordinary gains, and (ii) the applicable shares of net income of Patriot REIT's and its Subsidiaries' Unconsolidated Entities; plus (c) Patriot REIT's and its Subsidiaries' Allocation Percentage of funds from operations (determined in a manner consistent with this definition of Adjusted Funds From Operations) of Patriot REIT's and its Subsidiaries' Unconsolidated Entities.

           "Adjusted Hotel NOI" shall mean for any period with respect to any Hotel that has Hotel Net Operating Income, the product of (a) the Allocation Percentage of the owner (or lessee pursuant to a Qualified Ground Lease or other ground lease) of such Hotel, times (b) the total with respect to such Hotel of
(i) Hotel Net Operating Income, plus (ii) actual Management Fees, plus (iii) actual Franchise Fees, less (iv) the greater of 3% of Hotel Operating Revenues or actual Management Fees, less (v) the greater of 7% of Gross Room Revenues or actual Franchise Fees, and less (vi) the greater of 4% of Hotel Operating Revenue and the FF&E Reserve.

           "Adjusted Lease NOI" shall mean for any period with respect to any Hotel that has Lease Net Operating Income, the product of (a) the Allocation Percentage of the owner (or lessee pursuant to a Qualified Ground Lease or other ground lease) of such Hotel, times (b) the total with respect to such Hotel of
(i) Lease Net Operating Income, plus (ii) actual Lessee Leakage, plus (iii) actual Management Fees, less (iv) the greater of (A) the sum of actual Lessee Leakage plus actual Management Fees and (B) 3% of Hotel Operating Revenues, and less (v) the greater of 4% of Hotel Operating Revenue and the FF&E Reserve.

           "Administrative Agent" shall mean Chase, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

           "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

           "Affiliate Guarantor" shall mean (i) on the Effective Date, each Subsidiary of Patriot REIT in existence on the Revolver Effective Date other than the Borrower, PA Ravinia Partners, PAH Ravinia, Inc., PAH Windwatch Partners, PAH Windwatch, LLC, PAH-DT Allen Partners, L.P., RLP, RLP II, PAH Chicago O'Hare Partners, L.P., PAH-DT Miami Airport Partners, L.P., PAH-DT Tallahassee Partners, L.P., PAH-DT Minneapolis Suites Partners, L.P., PAH-DT Park Place Partners, L.P., PAH Carefree, L.P., PAH-Westlake, L.L.C., PAH-Akron, L.L.C., PAH-Beachwood I, L.L.C. and PAH-Beachwood II, L.L.C., (ii) on the Effective Date, NPOC and each of its Subsidiaries in existence on the Revolver Effective Date other than Patriot Holding LLC and Patriot Horse Racing LLC and
(iii) at any time, any other Subsidiary of Patriot REIT or NPOC created or acquired after the Revolver Effective Date which, at the election of Patriot REIT, executes and delivers to the Administrative Agent a counterpart of the Affiliate Guaranty.

           "Affiliate Guaranty" shall have the meaning provided in Section 4.05.

           "Affiliated Operating Lease" shall mean an Operating Lease with an Affiliated Operator substantially in the form delivered to, and found acceptable by, the Administrative Agent.

           "Affiliated Operator" shall mean a lessee under an Operating Lease which is (i) NPOC or (ii) a Subsidiary of Patriot REIT or NPOC or any Eligible Borrowing Base Entity.

           "Aggregate Borrowing Base Value" shall mean at any time of determination the sum of:

           (i) in respect of Eligible Hotels owned or leased pursuant to a Qualified Ground Lease by Patriot REIT, the Borrower, any other Guarantor or any

     Eligible Borrowing Base Entity on such date (other than the Hotels described in clause (ii) below), the sum of Adjusted Hotel NOI or Adjusted Lease NOI (based on Acceptable Financial Information) from all such Eligible Hotels for the preceding four Fiscal Quarters (including Fiscal Quarters before acquisition of an ownership or leasehold interest by such Person) capitalized at 10%; plus

           (ii) in respect of Eligible Hotels owned or leased pursuant to a Qualified Ground Lease by Patriot REIT, the Borrower, any other Guarantor or any Eligible Borrowing Base Entity on such date, (I) with respect to which the Borrower has certified in writing to the Administrative Agent either (i) that Patriot REIT, the Borrower or the respective Guarantor or Eligible Borrowing Base Entity does not have, or is not able to reasonably obtain financial information audited or reviewed by accountants for the previous four Fiscal Quarters (including Fiscal Quarters before acquisition of an ownership or leasehold interest by such Person) with respect to such Eligible Hotels or (ii) the Borrower believes that the financial information covering such Eligible Hotel (to the extent not audited or reviewed by accountants) does not accurately reflect the historical financial performance of such Eligible Hotel and (II) any Eligible Hotels which are Refurbishment Hotels or Turnaround Hotels owned by such Person, the sum of (a) 95% of such Person's Undepreciated Cost Basis in each such Eligible Hotel, (b) multiplied in the case of each such Eligible Hotel by the Allocation Percentage applicable to the Person which owns or ground leases such Eligible Hotel; provided, that (x) no more than 15% of
                                 --------
     Aggregate Borrowing Base Value may be attributable to Refurbishment Hotels,
     (y) no more than 7.5% of Aggregate Borrowing Base Value may be attributable to Turnaround Hotels and (z) no more than 25% of Aggregate Borrowing Base Value may be attributable to Eligible Hotels pursuant to this clause (ii); plus

           (iii) an amount equal to (a) the aggregate Eligible Service Fee Revenue earned by Patriot REIT, the Borrower, any Guarantor or any Eligible Borrowing Base Entity during the four Fiscal Quarters ending prior to such date (b) multiplied by 3.5; provided, that the percentage of Aggregate
                                 --------
     Borrowing Base Value derived from such revenue paid by third parties pursuant to this clause (iii) shall not exceed 10% of Aggregate Borrowing Base Value;

provided further, that no more than 15% of Aggregate Borrowing Base Value may be
----------------
derived from Hotels located outside of the United States.

           "Aggregate FF&E Reserve Contribution" shall mean for any period, the total of (a) for Patriot REIT, the Borrower and each of the other Guarantors, the FF&E Reserve, if any, of such Person, and (b) for each Subsidiary and Unconsolidated Entity,

(i) the FF&E Reserve, if any, of such Person, times (ii) the applicable Allocation Percentage.

           "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

           "Allocation Percentage" shall mean, (i) with respect to Patriot REIT, the Borrower or any other Guarantor, 100% and (ii) for any other Person, with respect to such Person's Subsidiaries and Unconsolidated Entities, the percentage ownership interest of such Person in such Subsidiary or Unconsolidated Entity, respectively, provided that, for purposes of determining any Person's Allocation Percentage of the Indebtedness of a Subsidiary or Unconsolidated Entity for which such person is a general partner, such Person's Allocation Percentage with respect to such Subsidiary or Unconsolidated Entity shall be the percentage of the general partner interests owned by such Person in such Subsidiary or Unconsolidated Entity with respect to any Indebtedness for which recourse may be made against any general partner of such Subsidiary or Unconsolidated Entity.

           "Applicable Margin" shall mean, with respect to each Loan at any date, the applicable percentage per annum set forth below based upon the Status then in effect, it being understood that (x)(A) from the Effective Date through February 15, 1998, the Applicable Margin shall be based on the Status applicable on the Effective Date, (B) if on any date Level I Status through Level IV Status is then in effect, the Applicable Margin shall be based on the Status in effect on such date, (C) if Level I Status through Level IV Status is not then in effect, the Applicable Margin shall be based on the Status in effect on the 45th day following the end of each Fiscal Quarter, and such Applicable Margin shall be set until the Status is redetermined pursuant to this clause (C) or until Level I Status through Level IV Status is in existence, and (D) from November 1, 1998 until the Maturity Date, the Applicable Margin shall be (a) the applicable percentage per annum set forth below based upon the Status then in effect, plus
(b) 0.25%, and (y) the Applicable Margin for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Loans" and (ii) Eurodollar Rate Loans shall be the percentage set forth under the column "Eurodollar Rate Loans":

                  Base Rate   Eurodollar
                    Loans     Rate Loans
                  ----------  ----------

Level I               0%        1.00%
Status

Level II              0%       1.125%
Status

Level III             0%        1.25%
Status

Level IV              0%       1.375%
Status

Level V               0%        1.50%
Status

Level VI           0.20%        1.70%
Status

Level VII          0.35%        1.85%
Status

Level VIII         0.50%        2.00%
Status

           "Approved Appraisal" shall mean a FIRREA appraisal prepared by an MAI appraiser reasonably satisfactory to the Administrative Agent.

           "Approved Lender" shall have the meaning provided in the definition of "Cash Equivalents."

           "Appurtenant Rights" shall mean (i) all easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to each Hotel or the improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Hotel and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Hotel.

           "Arranger" shall mean each of Paine Webber Real Estate Securities, Inc. and The Chase Manhattan Bank.

           "Asset Encumbrance" shall mean the placement of any Lien, claim or encumbrance on any Hotel or any other assets, or group of related assets, with a fair market value equal to or greater than $25,000,000 of Patriot REIT, the Borrower, any other Guarantor or any of their respective Subsidiaries or Unconsolidated Entities.

           "Asset Sale" shall mean any sale, conveyance, transfer, assignment, lease or other disposition (including, without limitation, by merger or consolidation, and by condemnation, eminent domain, loss, damage, or destruction, and whether by operation of law or otherwise) by Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries or Unconsolidated Entities to any Person (other than to Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries or Unconsolidated Entities) of any Stock (other than new issuances of Stock) of any of its Subsidiaries, any Stock Equivalents (other than new issuances of Stock Equivalents) of any of its Subsidiaries or any Hotel or any other assets, or group of related assets, the fair market value of which is equal to or greater than $25,000,000.

           "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

           "Authorized Financial Officer" of any Credit Party shall mean any of the Chairman, President, Chief Financial Officer, the Treasurer or the Chief Accounting Officer of such Credit Party, or in the case of the Borrower, the Authorized Financial Officer of the general partner of the Borrower.

           "Authorized Officer" of any Credit Party shall mean any of the President, any Authorized Financial Officer or any Vice-President of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

           "Bankruptcy Code" shall have the meaning provided in Section 8.05.

           "Base Rate" at any time shall mean the higher of (i) the rate of interest announced publicly by Chase at its principal office, from time to time, as Chase's base rate and (ii) the sum (adjusted to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, to the next higher 1/8 of 1%) of (x) 1/2 of 1% per annum plus (y) the Federal Funds Rate.

           "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

           "Best Knowledge" shall mean, with respect to any Person, the actual knowledge of any member of the Senior Management of such Person.

           "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

           "Borrower OP Units" shall mean the partnership units of the Borrower.

           "Borrowing" shall mean the borrowing of one Type of Loan from all the Lenders on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided
                                                                       --------
that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

           "Borrowing Base" shall mean (i) 55% of Aggregate Borrowing Base Value prior to the first anniversary of the Revolver Effective Date and 50% of Aggregate Borrowing Base Value thereafter, less (ii) the aggregate principal amount of all unsecured Indebtedness for borrowed money (other than the Loans) of, and the maximum amount available to be drawn under letters of credit issued for the account of, Patriot REIT, the Borrower, any other Guarantor or any Eligible Borrowing Base Entity.

           "Borrowing Base Certificate" shall mean a certificate signed by an Authorized Financial Officer of the Borrower in the form of Exhibit J.

           "Borrowing Base Deficiency" shall have the meaning provided in
Section 3.02(a).

           "Brand Fees" shall mean the following items paid by an owner, lessee, or operator of a Hotel other than an Independent Hotel to a franchisor: (a) royalties, trademark, licensing, sales representation or other fees for the use of a brand name for a chain or system of hotels and for participation in chain or system marketing activities; (b) fees or other charges for access or use of reservation systems and (c) preferred guest programs, mandatory franchisor reimbursed costs and required advertising programs.

           "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New

York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

           "Calculation Period" shall mean the period of four consecutive Fiscal Quarters last ended before the date of the respective event or incurrence which requires calculations to be made on a Pro Forma Basis.

           "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

           "Cash Available for Distribution" shall mean, for any period (i) Adjusted Funds From Operations less (ii) the FF&E Reserves with respect to Patriot REIT, its Subsidiaries and Unconsolidated Entities, multiplied by the applicable Allocation Percentage.

           "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or
(y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Lender, an "Approved Lender"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Lender or by the parent company of any Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (v) proceeds from the sale of any asset of Patriot REIT, the Borrower or any other Guarantor or any of their respective Subsidiaries held in trust by any Approved Lender or other Person satisfactory to the Administrative Agent for not more than six months in connection with a proposed like-kind transaction under
Section 1031 of the Code and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

           "Casualty Event" shall mean any theft, loss, physical destruction, damage or similar event with respect to any Hotel (or any portion thereof).

           "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.CA. (S) 9601 et seq.
                          -- ----

           "Change of Control" shall mean any of the following events: (i) the failure of Patriot REIT, or a Wholly-Owned Subsidiary of Patriot REIT, to be the sole general partner of the Borrower; (ii) the acquisition, directly or indirectly, by any one "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of more than 30% of the common stock of Patriot REIT; or (iii) during any period of 24 consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Patriot REIT (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders or members, as the case may be, of Patriot REIT was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; provided, that no Change of Control shall be deemed to have occurred as a result
--------
of the Wyndham Transaction.

           "Chase" shall mean The Chase Manhattan Bank, in its individual capacity.

           "CHC Acquisition" shall mean the acquisition by Patriot REIT and its Affiliates of Carnival Hotel Corporation, Inc. and its Affiliates, including without limitation the transactions contemplated pursuant to a certain Agreement and Plan of Merger by and among Patriot REIT, the Borrower and CHC International, Inc.

           "Claims" shall have the meaning provided in the definition of "Environmental Claims."

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

           "Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto as same may be (x) reduced from time to time pursuant to Sections 2.02 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 11.04(b).

           "Company Combined Basis" shall mean, with respect to any financial statement, that such statement is calculated on a consolidated basis for each of Patriot REIT and its Subsidiaries and NPOC and its Subsidiaries and that such calculations are then combined in accordance with GAAP.

           "Condemnation Proceeds" shall mean all compensation, awards, damages, rights of action and proceeds awarded to any Credit Party by reason of any Taking.

           "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof in the manner of a guaranty; provided, however,
                                                             --------  -------
that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

           "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and the Affiliate Guaranty.

           "Credit Party" shall mean Patriot REIT, the Borrower and each other Guarantor.

           "Crow Transaction" shall mean the transaction by which Patriot REIT shall acquire certain hotel assets pursuant to the acquisition agreement (as amended, the "Crow Acquisition Agreement") entered into by Patriot REIT dated April 14, 1997.

           "Crow Transaction Documents" shall mean the Crow Acquisition Agreement and all other documents and agreements entered into in connection with the Crow Transaction.

           "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

           "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

           "Determination Date" shall have the meaning provided in the definition of Pro Forma Basis.

           "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or partnership interest), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or partnership interest).

           "Documentation Agent" shall mean PaineWebber Real Estate Securities, Inc.

           "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

           "EBITDA" shall mean, for any Person for any period, the net income of such Person for such period, plus (a) the sum of the following amounts of such Person for such period determined in conformity with GAAP to the extent included in the determination of such net income: (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses (and other losses on Asset Sales not otherwise included in extraordinary losses determined in conformity with
GAAP), and (vi) minority interests attributable to the OP Units, less (b) extraordinary gains of such Person determined in conformity with GAAP to the extent included in the determination of such net income (and other gains on sales or other dispositions or assets not otherwise included in extraordinary gains determined in conformity with GAAP).

           "Effective Date" shall have the meaning provided in Section 11.10

           "Eligible Borrowing Base Entity" shall mean any joint venture, corporation, partnership or other business entity which is not the Borrower or a Guarantor in which Patriot REIT, the Borrower or any Guarantor (i) owns directly or indirectly at least 50%, but less than 100%, of the ownership interest therein, (ii) is the managing general partner, or equivalent thereof, for such entity and/or (iii) has the sole and exclusive authority and power to encumber any Hotel owned or leased by such entity; provided, that the following shall
                                          --------
also be Eligible Borrowing Base Entities: PAH Ravinia, Inc. and PAH Windwatch, LLC.

           "Eligible Hotel" shall mean each Hotel owned or leased pursuant to a Qualified Ground Lease by Patriot REIT, the Borrower, any of the other Guarantors, or any Eligible Borrowing Base Entity as shall meet at any time and from time to time, each of the following minimum criteria:

           (a)   such Hotel is Unencumbered;

           (b) such Hotel is free of all material structural and title defects;

           (c) such Hotel is (i) in compliance, in all material respects, with all applicable Environmental Laws, and (ii) not subject to any material Environment Claims;

           (d) such Hotel is fully-operating with less than 20% of rooms out of service due to casualty;

           (e) such Hotel is either a Refurbishment Hotel or a Turnaround Hotel or is operating free of material construction or structural renovation, such that no more than 25% of rooms are out of service;

           (f) such Hotel is leased to an Operator pursuant to an Operating Lease; and

           (g) such Hotel is (i) owned in fee simple or (ii) leased pursuant to a Qualified Ground Lease in favor of, Patriot REIT, the Borrower, a Guarantor or an Eligible Borrowing Base Entity;

provided that, if a Hotel is owned by an Eligible Borrowing Base Entity which
--------
owns more than a single Hotel, such Hotel shall only be an Eligible Hotel if all such Hotels are Eligible Hotels.

           "Eligible Hotel Documents" shall mean, with respect to each Eligible Hotel, each of the following:

            (i) A copy of the most recent ALTA or other prescribed form of Owner's Policy of Title Insurance (or commitment to issue such a policy to the Credit Party owning or to own such Hotel) relating to such Hotel showing the identity of the fee titleholder thereto and all matters of record as of its date;

           (ii) recent Phase I environmental assessments on such Hotel from an independent environmental firm dated no earlier than one year prior to the date of such request, and any additional environmental studies or assessments available to the Borrower performed with respect to such Hotel;

          (iii) copies of all engineering, mechanical, structural and maintenance studies performed by third party consultants with respect to such Hotel;

           (iv) a true and correct copy of any Third Party Operating Lease for such Hotel;

            (v) true and correct copies of any management agreements or franchise agreements entered into in respect of such Hotel to the extent not included in the Operating Lease; and

           (vi) if such Hotel is owned pursuant to a Qualified Ground Lease, a copy of such lease together with all and any amendments thereto or modifications thereof.

           "Eligible Service EBITDA" shall mean for any period, 50% of Eligible Service Fee Revenue for such period.

           "Eligible Service Fee Revenue" shall mean for any period with respect to Patriot REIT, the Borrower, any other Guarantor or any Eligible Borrowing Base Entity:

           (a) without duplication, and to the extent Unencumbered (i) with respect to Hotels managed or franchised by such Person pursuant to an Affiliated Operating Lease the revenues received during such period by such Person with respect to such Hotels, calculated as (x) a Management Fee equal to the greater of (A) 3% of Hotel Operating Revenues and (B) actual Management Fees and (y) with respect to Hotels which are franchised to a brand controlled by Patriot REIT, any other Guarantor or any Eligible Borrowing Base Entity, franchise costs equal to the greater of (A) 7% of Gross Room Revenues and (B) actual Brand Fees, (ii) Lessee Leakage received by such Person in respect of Non-Owned Hotel Operating Leases, (iii) recurring accounting asset management and purchasing fees received from any Person and (iv) with respect to Hotels managed or franchised by such Person pursuant to a management, franchise or license agreement with parties which are not Affiliates of such Person, the revenues received during such period by such Person pursuant to such management, franchise or license agreement which is satisfactory to the Administrative Agent with respect to (w) the term thereof, (x) the fees payable thereunder, (y) the termination rights thereunder and (z) the identity of the other parties to such agreement. Notwithstanding the foregoing, Eligible Service Fee Revenue with respect to agreements described in clause (iv) above shall exclude the following: (1) all such revenues (or the portion thereof) that shall be subject to reduction, repayment or adjustment in any subsequent period other than normal year-end adjustments, (2) all such revenues (or the portion thereof) that shall constitute payments of principal, interest, dividends or other amounts in respect of the return of or return on any investment or guaranty, as determined by the Administrative Agent in its sole discretion,
     (3) all such revenues (or the portion thereof) that are payable in consideration of or otherwise in respect of the amendment, modification, extension, expiration, cancellation or termination of such management agreement or franchise agreement, as the case may be, (4) except as expressly described in clause (a)(iii) above, all such revenues (or the portion thereof) that are payable in consideration of or otherwise in respect of the performance of any service not directly related to the management or operation of a hotel property, including, without limitation, fees or other amounts payable for design, construction management and construction purchasing services and (5) fees or charges received on a nonrecurring basis from the management, leasing, franchising, or licensing of Hotels or Hotel related services or intellectual property; and

           (b) multiplied as to each component by the Allocation Percentage applicable to such Person.

           "Eligible Transferee" shall mean (i) a commercial bank or Federal savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD; corporation organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (iv) an insurance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (v) any Lender; (vi) any Affiliate of any Lender; and (vii) any Person other than an Affiliate of a Credit Party, in each case acceptable (a) to the Administrative Agent, and (b) provided no Default or Event of Default exists, to the Borrower, which acceptance will not be unreasonably withheld, conditioned or delayed.

           "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

           "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgement relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.CA. (S) 2601 et seq., the Clean Air Act, 42
                                                 -- ----
U.S.CA. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.CA. (S) 3803 et
                 -- ----                                                   --
seq.; the Oil Pollution Act of 1990, 33 U.S.CA. (S) 2701 et seq.; the Emergency
----                                                     -- ----
Planning and the Community Right-to-Know Act of 1986, 42 U.S.CA. (S) 11001 et
                                                                           --
seq., the Hazardous Material Transportation Act, 49 U.S.CA. (S) 1801 et seq. and
----                                                                 -- ----
the Occupational Safety and Health Act, 29 U.S.CA. (S) 651 et seq. (to the
                                                           -- ----
extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Patriot REIT, the Borrower, any Guarantor or any Subsidiary of any such Person would be deemed to be a "single employer" within the meaning of Section 414(b),(c), (m) or (o) of the Code.

          "Eurodollar Loan" shall mean each Loan designated as such by the Bor-rower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by multiplying (a) a rate per annum equal to the rate for U.S. dollar deposits with maturities comparable to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Eurodollar Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the Principal Balance (or the portion thereof which will bear interest at a rate determined by reference to the Eurodollar Rate during the Interest Period to which such Eurodollar Rate is applicable in accordance with the provisions hereof), and with maturities comparable to the last day of the Interest Period with respect to which such Eurodollar Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Chase by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of the Interest Period to which such

Eurodollar Rate is applicable, by (b) a fraction (expressed as a decimal) the numerator of which shall be the number one and the denominator of which shall be the number one minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Reserve Percentage" for any Interest Period means the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which any of the Lenders are now or hereafter subject, including, but not limited to any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that any portion of the Principal Balance bearing interest at a rate determined by reference to the Eurodollar Rate shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions or offsets that may be available to any of the Lenders from time to time under such Regulation and irrespective of whether such Lender actually maintains all or any portion of such reserve.

          "Event of Default" shall have the meaning provided in Section 8.

          "Excluded Unconsolidated Entity" shall mean any Person which would be an Unconsolidated Entity (without giving effect to the parenthetical in the definition thereof) designated as an Excluded Unconsolidated Entity by written notice from the Borrower to the Administrative Agent so long as (i) the maximum liability of Patriot REIT, the Borrower, the other Guarantors, their respective Subsidiaries and the Unconsolidated Entities to or on the behalf of such Excluded Unconsolidated Entity is limited to the Investments made, or to be made by such Person in compliance with all the limitations on such Investments under this Agreement, in such Excluded Unconsolidated Entity and (ii) the obligations of such Excluded Unconsolidated Entity are otherwise without recourse (other than claims in respect of customary indemnities and non-recourse covenants) to Patriot REIT, the Borrower, the other Guarantors, their respective Subsidiaries and the Unconsolidated Entities, and/or any of their respective assets.

          "Existing Indebtedness" shall have the meaning provided in Section
5.19.

          "Extended-Stay Hotel" shall mean a Hotel which may reasonably be categorized as one which (i) primarily services guests needing accommodations for a period of five days or longer, (ii) offers limited or no food or beverage facilities or meeting space, (iii) offers services and facilities designed to appeal to longer-term residents, such as grocery shopping and laundry services, (iv) offers some type of kitchen facility, and (v) quotes rates on a weekly or monthly basis (e.g., hotels operated as Residence Inns by Marriott, Homewood Suites, Candlewood Suites and Suburban Lodges).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 2.01.

          "FF&E" shall mean, with respect to any Hotel, any furniture, fixtures and equipment, including any beds, lamps, bedding, tables, chairs, sofas, curtains, carpeting, smoke detectors, mini bars, paintings, decorations, televisions, telephones, radios, desks, dressers, towels, bathroom equipment, heating, cooling, lighting, laundry, incinerating, loading, swimming pool, landscaping, garage and power equipment, machinery, engines, vehicles, fire prevention, refrigerating, ventilating and communications apparatus, carts, dollies, elevators, escalators, kitchen appliances, restaurant equipment, computers, reservation systems, software, cash registers, switchboards, cleaning equipment or any other items of furniture, fixtures and equipment typically used in hotel properties (including furniture, fixtures and equipment used in guest rooms, lobbies and common areas).

          "FF&E Reserve" shall mean, with respect to any Hotel for any period, the actual reserve required under the Operating Lease for such Hotel, provided,
                                                                      --------
that if the Operating Lease does not create contractual FF&E obligations, or such Hotel is not subject to an Operating Lease, the FF&E Reserve for such Hotel shall be a reserve equal to 4% of Gross Revenues from such Hotel for such period.

          "Fiscal Quarter" shall mean each fiscal quarter of the Borrower ending on March 31, June 30, September 30 and December 31 of each calendar year.

          "Fiscal Year" shall mean each fiscal year of the Borrower ending on December 31 of each calendar year.

          "Fixed Charge Coverage Ratio" shall mean, for any Test Period, the ratio of (i) Total Adjusted EBITDA for such Test Period plus EBITDA of each Excluded Unconsolidated Entity multiplied by the applicable Allocation Percentage to (ii) the sum of (w) Total Interest Expense for such Test Period,
(x) all scheduled principal amortization payments (excluding final payments due at maturity) on Total Indebtedness made during such Test Period, (y) preferred stock dividends (excluding dividends in respect of preferred stock issued in connection with the CHC Acquisition or other acquisitions to the extent such dividends are paid on a non-fixed basis which is the functional equivalent of paying dividends in respect of the common stock of Patriot REIT (or on a basis which is more favorable to the Lenders)) accrued by Patriot REIT or NPOC during such Test Period and (z) interest expense (including capitalized interest) and scheduled principal amortization payments (excluding final payments due at maturity) on Indebtedness of Excluded Unconsolidated Entities multiplied by the applicable Allocation Percentage.

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Affiliates primarily for the benefit of employees of the Borrower or such Affiliates residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code, and as to which plan Patriot REIT, the Borrower or any Guarantor has any material liability.

          "Forward Purchase Obligations" shall mean obligations to purchase Hotels and related property upon the completion of construction or renovation thereof, or upon the occurrence of another future contingency (excluding obligations under purchase, sale and acquisition agreements entered into in the ordinary course of business).

          "Franchise Fees" shall mean the sum of (a) in respect of Hotels other than Independent Hotels, Brand Fees plus (b) in respect of Independent Hotels, Hotel Marketing Expenses.

          "Full-Service Hotel" shall mean a Hotel (including an all-suites Hotel) which may reasonably be categorized as one which offers customary food and beverage facilities and room service.

          "GAAP" shall have the meaning provided in Section 11.07(a).

          "Gross Revenues" shall mean all revenues derived from the operation of Hospitality/Leisure-Related Businesses.

          "Gross Room Revenues" shall mean revenues derived from the sale of room nights.

          "Guaranteed Obligations" shall mean all obligations of the Borrower to each Lender for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each
Note issued by the Borrower to such Lender, and Loans made, under this Agreement, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Lender now existing or hereafter incurred under, arising out of or in connection with the Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower.

          "Guarantor" shall mean each Affiliate Guarantor and Patriot REIT, in its capacity as guarantor under Section 12.

          "Guarantor Event of Default" shall have the meaning provided in the Affiliate Guaranty.

          "Guaranty" shall mean and include each of the Affiliate Guaranty and the Patriot REIT Guaranty.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

          "Hospitality/Leisure-Related Business" shall mean the hotel, resort, extended stay lodging, other hospitality, vacation or timeshare business or any casino (but only if part of a Hotel and not as a stand-alone or primary business), senior living (excluding congregate care) or recreational business and other businesses incidental to, or in support of such business, including without limitation, (i) developing, managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities, golf facilities or other entertainment facilities or club, convention or meeting facilities and marketing services or reservation systems related thereto, and (ii) acquiring, developing, managing or improving any real estate ancillary or connected to any hotel, resort, extended stay lodging, other hospitality-related business, casino (but only if a part of a Hotel and not as a stand-alone or primary business), senior living (excluding congregate care) or recreational business or reservation system constructed, leased, owned, managed or operated (or proposed to be constructed, leased, owned, managed or operated) by Patriot REIT, the Borrower, the other Guarantors or any of their Subsidiaries at any time; provided, that the operation of a horse racing facility and pari-mutuel wagering in the manner so operated on the Effective Date shall be permitted.

          "Hotel" shall mean any Real Property (including Improvements thereon and any retail, golf, tennis, spa or other resort amenities appurtenant thereto) comprising an operating facility offering hotel or lodging services.

          "Hotel Marketing Expenses" shall mean expenses (excluding wages and salaries) accrued by an owner, lessee, or operator of a Hotel (including an Independent Hotel) for the following: (a) promotional and advertising expenses;
(b) direct sales activities; (c) costs for promotional items or events, including the occupancy or use of Hotel facilities on a discounted or free basis; (d) fees, charges, or other costs of any reservation or referral system, or joint marketing arrangement; and (e) other expenses (excluding wages and salaries) directly and substantially related to the marketing of the Hotel and the sale of room, food and beverage, or other services or facilities of the Hotel.

          "Hotel Net Operating Income" shall mean, with respect to any Hotel owned or leased pursuant to a Qualified Ground Lease or ground lease by any Person, for any period, Hotel Operating Revenues less Hotel Operating Expenses.

          "Hotel Operating Expenses" shall mean with respect to any Hotel, all fixed and variable operating expenses relating specifically to such Hotel except for (i) depreciation, amortization, or other noncash charges, (ii) principal or interest payments on account of any indebtedness related to the Hotel or rent payable under any capital lease, (iii) rent or other charges payable to the lessor under any Operating Lease, (iv) income taxes, (v) extraordinary losses, and (vi) capital expenditures of any kind as determined in accordance with GAAP.

          "Hotel Operating Revenues" shall mean, for any Hotel all cash revenues and receipts of every kind derived from operating such Hotel and parts thereof, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rental or sales of rooms, gift shops, meeting, exhibit, conference center or sales space of every kind; retail operations; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); golf, club and spa operations; income from telephone and facsimile charges; income from vending machines; food and beverage sales; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of such Hotel); service charges, to the extent not distributed to the employees at such Hotel as, or in lieu of, gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Hotel
                                                --------  -------
Operating Revenues shall not include the following: gratuities to employees of such Hotel, federal, state or municipal excise, sales, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds; any proceeds from any sale or other disposition of such Hotel.

          "Improvements" shall mean all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Real Property, including all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property (including Forward Purchase Obligations) or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or
(vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized in accordance with GAAP under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all
                       ----
Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement or under any similar type of agreement or arrangement; provided, that Indebtedness shall not include (a) trade payables
             --------
incurred in the ordinary course of business, (b) operating lease obligations (including, without limitation, the lessee's obligations under (i) the eleven
(11) Lease Agreements dated as of May 2, 1996 and/or May 3, 1996 originally between HPTWN Corporation, as lessor, and Garden Hotel Associates Two LP, as lessee (subsequently assigned to GHALP Corporation, as lessee), (ii) the Lease dated as of January 8, 1997 originally between HPTSLC Corporation, as lessor, and WHC Salt Lake City Corporation, as lessee, and (iii) any other operating lease pursuant to which Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries or Unconsolidated Entities, as lessee, leases all or any portion of a Hotel from the holder of a superior interest in such Hotel, as lessor), (c) short term notes evidencing earnest money deposits until delivered to the payee and (d) at the time of determination of outstanding Indebtedness at any time, the aggregate amount of Forward Purchase Obligations not in excess of $150,000,000 then outstanding.

          "Independent Hotel" shall mean a Hotel which is not associated or designated to become associated within six months of such designation with a nationally or regionally recognized hotel or resort brand or franchise or hotel membership organization encompassing at least 5 Hotels, provided, that
                                                        --------
notwithstanding the foregoing, Hotels operating under any of the names of Grand Heritage, Carefree, and to the extent the right to use or ownership is acquired, West Coast, Homegate, Club House, Grand Bay, Registry and Carnival shall not be considered Independent Hotels.

          "Initial Eligible Hotels" shall mean the Hotels listed on Schedule IV and designated as Eligible Hotels.

          "Insurance Proceeds" shall mean all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies relating to any portion of any Hotel.

          "Intangible Asset" shall mean, with respect to any Person, a long-lived asset that is useful in the operations of such Person, that is not directly used in revenue generation and is not held for sale, and is without physical qualities, including but not limited to patents, copyrights and goodwill, but excluding capitalized costs associated with the acquisition of brand names, franchises and trademarks, franchise agreements and management agreements.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Investment" shall have the meaning provided in Section 7.04.

          "Lease Net Operating Income" shall mean, with respect to any Hotel owned or leased pursuant to a Qualified Ground Lease or other ground lease by any Person for any period, and leased pursuant to a Third Party Operating Lease, the sum of the following (without duplication): (a) all gross income, revenues, receipts and all other consideration received by such Person under the Operating Lease for such Hotel, including, without limitation, base rent, percentage and similar rentals, late charges and interest payments, but excluding extraordinary income and, until earned, security deposits, prepaid rents and other refundable receipts, minus (b) all expenses incurred by such Person during such period pursuant to its obligations as lessor under the Operating Lease for such Hotel, including, without limitation, real estate taxes, personal property taxes, maintenance and repair costs of a non-capital nature for the structural portions of such Hotels and premiums payable for insurance required to be carried by such Person on or with respect to such Hotels pursuant to the Operating Lease therefor, but excluding extraordinary expenses.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under any lease or license of land, improvements and/or fixtures.

          "Legal Requirements" shall mean all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting each Hotel, the improvements on such Hotel or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to such Hotel or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. (S) 12101 et seq. and any
                                                             -- ----
other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances affecting such Hotel, the Appurtenant Rights and any easements, licenses or other agreements entered respect to such Hotel.

          "Lender" shall mean each financial institution listed on Schedule I, and any Person which becomes a "Lender" hereunder pursuant to Sections 1.13 and/or 11.04(b).

          "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 for any reason including, without limitation, as a result of any takeover of such Lender by any regulatory authority or agency.

          "Lessee Leakage" shall mean, with respect to any Hotel owned or leased pursuant to a Qualified Ground Lease or other ground lease to any Person for any period, and leased pursuant to an Operating Lease, (a) Hotel Net Operating Income, plus (b) all Hotel Operating Expenses paid by the lessor with respect to such Hotel less (c) all gross income, revenues, receipts and all other consideration paid by the Operator pursuant to the Operating Lease for such Hotel.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing and excluding any equipment operating leases and any precautionary filings related thereto).

          "Limited-Service Hotel" shall mean a Hotel which may reasonably be categorized as one which (i) offers either no, or very limited, meeting space and food and beverage facilities such as restaurants, lounges and catering facilities, (ii) may be described as a "rooms-only" property, and (iii) does not have amenities such as bell-service, health spas or entertainment facilities (e.g., hotels operated as Hampton Inns, Comfort Inns, La Quinta Inns and Red Roof Inns). For the purpose of this agreement, Limited-Service Hotels shall not include Hotels where the majority of rentable rooms are suites and the average daily room rate over the preceding 12 months was $80 or more.

          "Loan" shall have the meaning provided in Section 1.01.

          "LTV Ratio" shall mean, at any time, the ratio of (i) Total Indebtedness at such time to (ii) Total Value at such time.

          "Management Agreement" shall mean any agreement pursuant to which any Hotel is managed, operated, franchised or licensed and which (i) with respect to the management or operation of such Hotel, is between Patriot REIT, the Borrower, any other Guarantor or any Eligible Borrowing Base Entity on one hand and the Operator of such Hotel on the other hand, and (ii) with respect to the franchising or licensing of such Hotel, is in favor of either Patriot REIT, the Borrower, any other Guarantor or the Operator of such Hotel and which permits the use of hotel system trademarks, trade names and any related rights in connection with the ownership or operation of such Hotel.

          "Management Fees" shall mean base or incentive management fees paid by an owner or lessee of a Hotel to an Operator by way of compensation for providing hotel management services, exclusive of reimbursement of the Operator's expenses, fees or charges for special or nonrecurring services (such as for construction management), termination fees or penalties, payments pursuant to any indemnification obligation to the Operator, interest, late charges, or other damages, or any other extraordinary payment.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property or condition (financial or otherwise) of Patriot REIT, the Borrower, the other Guarantors, and their respective Subsidiaries, taken as a whole.

          "Maturity Date" shall mean January 31, 1999.

          "Minimum Borrowing Amount" shall mean, for each Loan, $1,000,000.

          "Minimum Tangible Net Worth" shall mean, at any time, the sum of (a) 75% of Tangible Net Worth as of the Revolver Effective Date plus (b) 60% of the aggregate net proceeds received by Patriot REIT, the Borrower or any of the other Guarantors after the Revolver Effective Date in connection with any issuance of Stock, Stock Equivalents or any OP Units, in each case to any Person other than the Borrower or any Guarantor.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgage Note" shall mean a duly authorized, executed and delivered promissory note, which promissory note (i) is secured by a first priority mortgage lien encumbering a Hotel that is owned or leased pursuant to a Qualified Ground Lease by the obligor under such promissory note, (ii) is not in default beyond applicable notice and cure periods, (iii) bears cash interest after the Effective Date at minimum rate of at least 7% per annum and is payable at least quarterly and (iv) is not an obligation of Patriot REIT, the Borrower, any other Guarantor, any of their Subsidiaries or any Unconsolidated Entity.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA subject to Title IV of ERISA.

          "New Construction" shall mean any of the following: (i) the construction of any new Hotels, (ii) any conversion of any property to Hotel use, or (iii) the addition of rooms to any Hotel which requires such Hotel to shut down for any period of time or which increases the number of rooms of such Hotel by 50% or more.

          "New Patriot Operating Partnership" shall mean Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership.

          "New Patriot Operating Partnership OP Units" shall mean the partnership units of New Patriot Operating Partnership.

          "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

          "Non-Owned Hotel Operating Lease" shall mean an operating lease of a Hotel between a Guarantor, and a Subsidiary of the Borrower or any Guarantor, or any Unconsolidated Entity, as lessee, and a third party as lessor, approved by the Administrative Agent.

          "Non-Recourse Indebtedness" shall mean Indebtedness with respect to which no portion is guaranteed by, and no recourse claim (other than claims in respect of customary indemnities and non-recourse carveouts) can be made against, Patriot REIT, the Borrower, any other Guarantor, or any of their respective Subsidiaries.

          "Note" shall have the meaning provided in Section 1.05(a).

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 380 Madison Avenue, New York, New York 10017, Attention: Fred Hammer, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "NPOC" shall mean Patriot American Hospitality Operating Company, a Delaware Corporation.

          "Obligations" shall mean all amounts owing to the Administrative Agent, any Arranger or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "OECD" shall mean the Organization for Economic Cooperation and Development.

          "OP Units" shall mean and include Borrower OP Units and New Patriot Operating Partnership OP Units.

          "Operating Account" shall have the meaning provided in Section 6.16.

          "Operating Lease" shall mean a lease or sublease relating to all or substantially all of any Hotel, between Patriot REIT, the Borrower, any of the other Guarantors or any of their respective Subsidiaries or Unconsolidated Entities, as lessor, and an Operator, substantially in the form approved by the Administrative Agent.

          "Operator" shall mean and include each Affiliated Operator and each Third Party Operator.

          "PaineWebber" shall mean Paine Webber Real Estate Securities, Inc. in its individual capacity.

          "Patriot REIT" shall have the meaning provided in the first paragraph to this Agreement.

          "Patriot REIT Guaranty" shall mean the guaranty of Patriot REIT pursuant to Section 12 of this Agreement.

          "Patriot REIT Net Income" shall mean (i) net income of Patriot REIT, determined on a consolidated basis in accordance with GAAP, plus (ii) to the extent not accounted for in clause (i), net income of each of Patriot REIT's Unconsolidated Entities times the applicable Allocation Percentage.

          "Payment Office" shall mean the office of the Administrative Agent located at 380 Madison Avenue, New York, New York 10017, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Liens" shall mean, collectively:

          (a) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by Patriot REIT, the Borrower, any of their respective Subsidiaries, any of the other Guarantors, any of their Subsidiaries or any Eligible Borrowing Base Entity in the ordinary course of business which secure its obligations to such Person; provided, however, that (i) Patriot REIT, the Borrower, such Guarantor or such Subsidiary or Eligible Borrowing Base Entity is not in default with respect to such payment obligation to such Person, or (ii) Patriot REIT, the Borrower, such Guarantor or such Subsidiary or Eligible Borrowing Base Entity is in good faith and by appropriate actions, measures or proceedings diligently contesting such obligation and adequate provision is made for the payment thereof;

          (b) Liens securing taxes, assessments or governmental charges or levies (excluding Environmental liens) and any Lien which is being contested in good faith and by proper proceedings if adequate reserves have been maintained with respect thereto in accordance with generally accepted accounting principles; provided, however, that neither Patriot REIT, the Borrower nor any of its Subsidiaries, any of the other Guarantors nor any of their Subsidiaries nor any of the Eligible Borrowing Base Entities is in default in respect of any payment obligation with respect thereto;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) zoning restrictions, subleases, licenses or concessions for restaurants, bars, gift shops, antennas, communications equipment and similar agreements entered into in the ordinary course of such Person's business in connection with the ownership and operation of a Hotel; and easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from (x) the value of the property or assets of, or (y) the use of such property for the purposes for which such property is held by, the Borrower, the Guarantors or any of their Subsidiaries, in each case taken as a whole;

          (e) Liens securing Indebtedness of not more than $500,000 in the aggregate incurred solely for the purpose of acquiring personal property;

     provided, however, that no such purchase money security interest shall
     --------  -------
     extend to any property other than the particular property so acquired;

     provided further, that the amount of any such purchase money Indebtedness
     ----------------
     shall not exceed the fair value of such property at the time of acquisition;

          (f) Liens in favor of other Credit Parties, so long as such Person remains a Credit Party and such Lien is not transferred to any other Person other than another Credit Party; and

          (g) Liens encumbering Hotels which Liens, in the reasonable judgment of the Administrative Agent, are not material.

          "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Patriot REIT, the Borrower or any of their respective Subsidiaries or ERISA Affiliates, and each such plan for the five-year period immediately following the latest date on which Patriot REIT, the Borrower or any of their respective Subsidiaries or ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

          "Principal Balance" shall mean the outstanding principal amount of the Loans.

          "Pro Forma Basis" shall mean, with respect to any incurrence of Indebtedness, issuance of preferred stock by Patriot REIT or NPOC or acquisition of a Hotel (or the equity interest of the Person or Persons owning such Hotel), the calculation of the consolidated results of Patriot REIT, the Borrower, the other Guarantors and their respective Subsidiaries otherwise determined in accordance with this Agreement as if the respective Indebtedness, issuance of preferred stock or acquisition (and all other Indebtedness incurred, other preferred stock issued or other such acquisition effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a "Determination Date") had been effected on the first day of the respective Calculation Period; provided that all such calculations shall take into account the following assumptions:

             (i) pro forma effect shall be given to (1) any Indebtedness
                 --- -----
     incurred or preferred stock issued subsequent to the end of the Calculation Period and prior to the date of determination, (2) any Indebtedness incurred or preferred stock issued during such period to the extent such Indebtedness or preferred stock is outstanding at the date of determination and (3) any Indebtedness to be incurred or preferred stock to be issued on the date of determination, in each case as if such Indebtedness had been incurred or such preferred stock had been issued on the first day of such Calculation Period and after giving effect to the application of the proceeds thereof;

             (ii) interest expense attributable to interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period;

          (iii) except as provided in preceding clause (ii), there shall be excluded from interest expense any interest expense related to any amount of Indebtedness that was outstanding during such Calculation Period or thereafter but that is not outstanding or is to be permanently repaid on the date of determination;

          (iv) there shall be excluded from preferred stock dividends any preferred stock dividends related to any preferred stock issued or outstanding during such Calculation Period or thereafter but that is not outstanding or is to be redeemed on the date of determination; and

          (v)    pro forma effect shall be given to all sales and acquisitions
                 --- -----
     of Hotel that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such

     Calculation Period, provided that in connection with any such acquisitions, pro forma effect (for periods prior to such acquisition) shall be given to the management fees payable pursuant to the respective Management Agreement as if such management fees had been payable throughout the Calculation Period.

          "Projections" shall have the meaning provided in Section 4.09.

          "Qualified Ground Lease" shall mean (i) the leases described on
Schedule VII and (ii) any lease (a) which is a direct ground lease (or indirect ground lease, so long as each ground lease in the chain of title meets the following criteria) granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (i) such lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed), (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least 40 years, (d) under which no material default has occurred and is continuing, (e) with respect to which a security interest may be granted without the consent of the lessor (or as to which the lease expressly provides that (i) a security interest may be granted with respect to such lease with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed), and
(f) which contains lender protection provisions reasonably acceptable to the Administrative Agent including, without limitation, provisions to the effect that (A) the lessor shall notify any holder of a security interest in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the right to cure such default, and (B) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease. Upon the submission to the Administrative Agent of a written request for approval of the lender protection provisions and other terms of a proposed Qualified Ground Lease, the Administrative Agent may waive any non-compliances with the foregoing which it considers in its reasonable judgment not to be material and adverse with respect to the eligibility of the Hotel subject to the Qualified Ground Lease, and shall use its best effort to accept or reject such proposal within five Business Days, and shall accept or reject such proposal within ten Business Days, in each case following receipt of such request.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                          -- ----

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recourse Secured Indebtedness" shall mean Indebtedness which is secured or collateralized by any asset of, and all or a portion of which is guaranteed by, or for which a recourse claim (other than claims in respect of customary indemnities and non-recourse carveouts) may be made against, Patriot REIT, the Borrower, any other Guarantor, or any of their respective Subsidiaries or Unconsolidated Entities.

          "Refurbishment Hotels" shall mean new or recently acquired Hotels (i) which will experience or are experiencing a disruption in hotel operations due to refurbishment, (ii) which are continuously operating with at least 55% of its rooms in service at all times, and (iii) which are either (A) Hotels owned by Patriot REIT, the Borrower, any other Guarantor, any of their respective Subsidiaries or Unconsolidated Entities as of the Revolver Effective Date or (B) Hotels acquired by any such Person after the Revolver Effective Date and for which the Borrower shall elect to characterize as Refurbishment Hotels for the purpose of calculating the Aggregate Borrowing Base Value and Total Value within the first four Fiscal Quarters following the Revolver Effective Date or the date of such acquisition. Any given Hotel may only be characterized as a Refurbishment Hotel for a maximum of six consecutive Fiscal Quarters.

          "Register" shall have the meaning provided in Section 11.16.

          "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

          "Replaced Lender" shall have the meaning provided in Section 1.13.

          "Replacement Lender" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Single Employer Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Loans (or, if prior to the Effective Date, Commitments) represent an amount greater than 50% of the sum of all outstanding Loans (or, if prior to the Effective Date, the Total Commitment) of all Non-Defaulting Lenders.

          "Returns" shall have the meaning provided in Section 5.09.

          "Revolving Credit Agreement" shall mean the Credit Agreement, dated as of July 18, 1997, amended as of September 26, 1997 and amended and restated as of the date hereof, among Patriot REIT, the Borrower, various Lenders party thereto, PaineWebber, as Documentation Agent, and Chase, as Administrative Agent, as amended, modified or supplemented from time to time.

          "Revolver Effective Date" shall mean July 18, 1997.

          "S&P" shall mean Standard & Poor's Ratings Services.

          "SEC" shall have the meaning provided in Section 6.01(i).

          "Section 3.04(b)(ii) Certificate" shall have the meaning provided in
Section 3.04(b).

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Senior Management" shall mean with respect to any Person, any of the Chairman of the Board of Directors, the President and the Chief Financial Officer of such Person, provided, that the Senior Management of Patriot REIT
                        --------
shall in any event include Paul A. Nussbaum, William W. Evans, III and Rex E. Stewart for so long as such individuals are employed by Patriot REIT, the Borrower or any of the other Guarantors.

          "Single Employer Plan" shall have the meaning set forth in Section
5.10.

          "Status" shall mean the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status, Level VII Status or Level VIII Status, as the case may be;

               "Level I Status" exists on any date if, on such date, Patriot REIT has received and maintained a long-term senior unsecured actual or implied debt rating of A- or better from S&P or A3 or better from Moody's;

               "Level II Status" exists on any date if, on such date, Patriot REIT has received and maintained a long-term senior unsecured actual or implied debt rating of BBB+ from S&P or Baa1 from Moody's; and

               "Level III Status" exists on any date if, on such date, Patriot REIT has received and maintained a long-term senior unsecured actual or implied debt rating of BBB from S&P or Baa2 from Moody's;

               "Level IV Status" exists on any date if, on such date, Patriot REIT has received and maintained a long-term senior unsecured actual or implied debt rating of BBB- from S&P or Baa3 from Moody's;

               "Level V Status" exists on any date if, on such date (x) none of Level I Status through Level IV Status exist and (y) the LTV Ratio is less than 35%;

               "Level VI Status" exists on any date if, on such date (x) none of Level I Status through Level IV Status exist and (y) the LTV Ratio is equal to or greater than 35% but less than 45%;

               "Level VII Status" exists on any date if, on such date (x) none of Level I Status through Level IV Status exist and (y) the LTV Ratio is equal to or greater than 45% but less than 50%;

               "Level VIII Status" exists on any date if, on such date (x) none of Level I Status through Level IV Status exist and (y) the LTV Ratio is equal to or greater than 50% but less than 55%;

provided that (i) if S&P and/or Moody's shall cease to issue ratings of debt
--------
securities of real estate investment trusts generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be; (ii) if the long term senior unsecured actual or implied debt ratings of Patriot REIT by S&P and Moody's are not equivalent, the higher rating will apply for the purposes of determining Status; and (iii) if the long term senior unsecured actual or implied debt ratings of Patriot REIT by S&P and Moody's are two or more Levels apart, the rating one Level below the higher rating will apply for the purposes of determining Status.

          "Stock" shall mean shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

          "Stock Equivalents" shall mean all securities (other than Stock) convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Supermajority Lenders" shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%".

          "Syndication Date" shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of institutions as Lenders pursuant to Section 11.04) has been completed.

          "Taking" shall mean the taking or appropriation (including by deed in lieu of condemnation or by voluntary sale or transfer under threat of condemnation or while legal proceedings for condemnation are pending) of any Hotel, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

          "Tangible Net Worth" shall mean, without duplication, (a) the sum of
(i) the shareholders' equity of Patriot REIT and NPOC on a combined basis in accordance with GAAP, and (ii) the value of all OP Units owned by Persons other than Patriot REIT or NPOC, or Wholly-Owned Subsidiaries thereof minus (b) the sum of all Intangible Assets (net of accumulated amortization) of Patriot REIT, the Borrower and the other Guarantors, each as shown on the balance sheets of Patriot REIT and NPOC on a Company Combined Basis as of such date.

          "Taxes" shall have the meaning provided in Section 3.04(a).

          "Test Period" shall mean (i) for any determination made on and prior to September 30, 1998, the four consecutive Fiscal Quarters then last ended calculated on a Pro Forma Basis on the last day of such Test Period (in each case taken as one accounting period), and (ii) for any determination made thereafter, the four consecutive Fiscal Quarters then last ended, in each case taken as one accounting period.

          "Third Party Operator" shall mean either a lessee under an Operating Lease or an Affiliate of such Person which operates the respective Hotel, which is not Patriot REIT, NPOC or any of their respective Subsidiaries and which is satisfactory to the Administrative Agent.

          "Third Party Operating Lease" shall mean an Operating Lease with a Third Party Operator or an Affiliate of such Person and which Operating Lease is satisfactory to the Administrative Agent with respect to (i) the term thereof,
(ii) the rent and fees payable thereunder, (iii) the termination rights thereunder and (iv) the lessee thereunder (including the ability of such Person to assign its obligations).

          "Total Adjusted EBITDA" shall mean, for any period, the sum of (i) (a) EBITDA of Patriot REIT and its Subsidiaries and Unconsolidated Entities, NPOC and its Unconsolidated Entities, all on a combined basis in accordance with GAAP for such period (b) multiplied, in the case of each such Person, by the Allocation Percentage applicable to such Person, less (ii) the Aggregate FF&E Reserve Contribution for such Period.

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders.

          "Total Indebtedness" shall mean the sum (without duplication) of all Indebtedness of Patriot REIT, the Borrower, the other Guarantors plus the Allocation Percentage of Indebtedness of all Eligible Borrowing Base Entities, other Subsidiaries and Unconsolidated Entities of such Persons, determined on a Company Combined

Basis (adjusted to exclude the portion of Indebtedness of Eligible Borrowing Base Entities, other Subsidiaries and Unconsolidated Entities in excess of the Allocation Percentages of such Persons' Indebtedness).

          "Total Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (i) Total Adjusted EBITDA for such Test Period to (ii) Total Interest Expense for such Test Period.

          "Total Interest Expense" shall mean the sum of the total interest expense in respect of Total Indebtedness for such period determined in conformity with GAAP, plus, without duplication, capitalized interest.

          "Total Recourse Secured Indebtedness" shall mean any portion of Total Secured Indebtedness all or any portion of which is guaranteed by, or for which a recourse claim (other than claims in respect of customary indemnities and non-recourse carveouts) can be made against, Patriot REIT, the Borrower, the other Guarantors and their respective Subsidiaries and Unconsolidated Entities.

          "Total Secured Indebtedness" shall mean for any period any portion of Total Indebtedness which is secured or collateralized by any asset of the obligor thereunder.

          "Total Service Fee Revenue" shall mean for any period with respect to Patriot REIT, the Borrower, any other Guarantor, any Eligible Borrowing Base Entity, any of their respective Subsidiaries or any Unconsolidated Entity:

          (a) without duplication (i) with respect to Hotels managed or franchised by such Person pursuant to an Affiliated Operating Lease the revenues received during such period by such Person with respect to such Hotels, calculated as (x) a Management Fee equal to the greater of (A) 3% of Hotel Operating Revenues and (B) actual Management Fees management fees,
     (y) with respect to Hotels which are franchised to a brand controlled by Patriot REIT, any other Guarantor or any Eligible Borrowing Base Entity, franchise costs equal to the greater of (A) 7% of Gross Room Revenues and
     (B) actual Brand Fees, (ii) Lessee Leakage received by such Person in respect of Non-Owned Hotel Operating Leases, (iii) recurring accounting, asset management and purchasing fees received from any Person and (iv) with respect to Hotels managed or franchised by such Person pursuant to a management, franchise or license agreement with parties which are not Affiliates of such Person, the revenues received during such period by such Person pursuant to such management, franchise or license agreement which is satisfactory to the

     Administrative Agent with respect to (w) the term thereof, (x) the fees payable thereunder, (y) the termination rights thereunder and (z) the identity of the other parties to such agreement. Notwithstanding the foregoing, Total Service Fee Revenue with respect to agreements described in clause (iv) above shall exclude the following: (1) all such revenues (or the portion thereof) that shall be subject to reduction, repayment or adjustment in any subsequent period other than normal year-end adjustments,
     (2) all such revenues (or the portion thereof) that shall constitute payments of principal, interest, dividends or other amounts in respect of the return of or return on any investment or guaranty, as determined by the Administrative Agent in its sole discretion, (3) all such revenues (or the portion thereof) that are payable in consideration of or otherwise in respect of the amendment, modification, extension, expiration, cancellation or termination of such management agreement or franchise agreement, as the case may be, (4) except as expressly provided in clause (a)(iii) above, all such revenues (or the portion thereof) that are payable in consideration of or otherwise in respect of the performance of any service not directly related to the management or operation of a hotel property, including, without limitation, fees or other amounts payable for design, construction management and construction purchasing services and (5) fees or charges received on a nonrecurring basis from the management, leasing, franchising, or licensing of Hotels or Hotel related services or intellectual property;

               and (b) multiplied as to each component by the Allocation Percentage applicable to such Person.

          "Total Value" shall mean at any time of determination the sum of:

          (i) in respect of Hotels owned or leased pursuant to a Qualified Ground Lease or other ground lease by Patriot REIT, the Borrower, any other Guarantor, their respective Subsidiaries and Unconsolidated Entities on such date (other than Hotels described in clause (ii) below), the sum of Adjusted Hotel NOI or Adjusted Lease NOI (based on Acceptable Financial Information) from all such Hotels for the preceding four Fiscal Quarters (including Fiscal Quarters before acquisition of an ownership or leasehold interest by such Person) capitalized at 10%; plus

          (ii) in respect of any Hotel owned or leased pursuant to a Qualified Ground Lease or other ground lease by Patriot REIT, the Borrower, any other Guarantor, and their respective Subsidiaries and Unconsolidated Entities on such date, (I) with respect to which the Borrower has certified in writing to the Administrative Agent that either (i) Patriot REIT, the Borrower or the respective

     Guarantor or Eligible Borrowing Base Entity does not have, or is not able to reasonably obtain financial information audited or reviewed by accountants for the previous four Fiscal Quarters (including Fiscal Quarters before acquisition of an ownership or leasehold interest by such Person) with respect to such Eligible Hotel or (ii) the Borrower believes that the financial information covering such Eligible Hotel (to the extent not audited or reviewed by accountants) does not accurately reflect the historical financial performance of such Eligible Hotel, and (II) any Refurbishment Hotel or Turnaround Hotel owned by such Persons, the sum of
     (a) 95% of all such Persons' Undepreciated Cost Basis in each such Hotel on such date (b) multiplied in the case of each Hotel by the Allocation Percentage applicable to the Person which owns or ground leases such Hotel; provided, that (x) no more than 15% of Total Value may be attributable to
     --------
     Refurbishment Hotels, (y) no more than 7.5% of Total Value may be attributable to Turnaround Hotels and (z) no more than 25% of Total Value may be attributable to Hotels pursuant to this (ii); plus

          (iii) an amount equal to (a) Total Service Fee Revenue earned by Patriot REIT, the Borrower, any other Guarantor, and their respective Subsidiaries and Unconsolidated Entities during the four Fiscal Quarters ending prior to such date (b) multiplied by 3.5; provided, that the
                                                      --------
     percentage of Total Value derived from such revenues from third parties pursuant to this clause (iii) shall not exceed 10% of Total Value; plus

          (iv) the amount equal to (a) all cash or Cash Equivalents owned or held by Patriot REIT, the Borrower, any other Guarantor or any Subsidiary thereof on such date (b) multiplied by the Allocation Percentage applicable to the Person which holds same; plus

          (v) an amount equal to (a) 95% of the acquisition cost of all Mortgage Notes owned or held by Patriot REIT, the Borrower, any other Guarantor or any Subsidiary thereof (b) multiplied by the Allocation Percentage applicable to such Person which holds same on such date.

          "Treasury Regulation" shall mean regulations promulgated under the Code.

          "Turnaround Hotels" shall mean Hotels acquired by Patriot REIT, the Borrower, any other Guarantor, any of their respective Subsidiaries or Unconsolidated Entities after the Effective Date or designated as a Turnaround Hotel on Schedule IV which are expected by the Borrower to experience a significant initial improvement in operations and which the Borrower shall elect to characterize as Turnaround Hotels on the date of such acquisition for the purpose of calculating the Aggregate Borrowing Base Value and Total Value. Any given Hotel may only be characterized as a Turnaround Hotel for a maximum of six consecutive Fiscal Quarters. Any Hotel characterized as a Turnaround Hotel shall not be characterized as a Refurbishment Hotel at any time.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a
                                    ----
Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unconsolidated Entity" shall mean, with respect to any Person, at any date, any other Person (excluding any Excluded Unconsolidated Entity) in whom such Person holds an Investment, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

          "Undepreciated Cost Basis" in respect of any Hotel means the purchase price paid for such Hotel plus the actual amounts paid and capitalized in respect of improvements thereon (without giving effect to any depreciation), plus reasonable capitalized acquisition costs.

          "Unencumbered" shall mean, with respect to any Hotel, Operating Lease or to Management Agreements, other management agreements, franchise agreements or time share agreements, at any date of determination, the circumstance that such Hotel or such agreement, as the case may be, on such date:

               (a) is not subject to any Liens (including restrictions on transferability or assignability, other than commercially reasonable restrictions in the organizational documents of any Eligible Borrowing Base Entity which do not prohibit such Eligible Borrowing Base Entity from disposing or realizing the value of, any Eligible Hotel owned by it, or the Stock or other form of ownership of any kind (including any such Lien or restriction imposed by (i) any agreement governing Indebtedness, and (ii) the organizational documents of Patriot REIT, the Borrower, any of the other Guarantors or any Eligible Borrowing Base Entity)) other than Permitted Liens, and, in the case of any Qualified Ground Lease (to the extent permitted by the definition thereof), restrictions on transferability or assignability in respect of such Qualified Ground Lease;

               (b) (x) is not subject to any agreement (including (i) any agreement governing Indebtedness, and (ii) if applicable, the organizational documents of Patriot REIT, the Borrower, any of the other Guarantors or any Eligible Borrowing Base Entity) which prohibits or limits the ability of such Person to create, incur, assume or suffer to exist any Lien upon such Hotel or such agreement, as the case may be, other than Permitted Liens (excluding any agreement or organizational document (x) which limits generally the amount of Indebtedness which may be incurred by such Person or (y) which limits the amount of obligations secured by Liens upon such Hotel in a manner which would not prohibit a Lien securing Obligations in an amount equal to such Person's pro rata share of the value of such Hotel); and

               (c) is not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien, other than Permitted Liens, on such Hotel or such agreement, as the case may be, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause).

For the purposes of this Agreement, any Hotel owned by a Guarantor (other than Patriot REIT) or Eligible Borrowing Base Entity shall not be deemed to be Unencumbered unless both (i) such Hotel and (ii) all Stock or other form of ownership owned directly or indirectly by Patriot REIT or the Borrower in such Eligible Borrowing Base Entity or Guarantor, is Unencumbered.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "United States" and "U.S." shall each mean the United States of America.

          "Unsecured Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (i) the sum of (x) Adjusted Actual NOI from all Eligible Hotels for such Test Period plus (y) Eligible Service EBITDA for such Test Period to (ii) Unsecured Interest Expense for such Test Period.

          "Unsecured Interest Expense" shall mean that portion of Total Interest Expense which is attributable to Indebtedness which is unsecured.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time and (iii) any Subsidiary or Patriot REIT or NPOC shall also be considered a Wholly-Owned Subsidiary of each such Person if (x) 100% of such Subsidiary's capital stock (other than director's qualifying shares) is at the time owned by both such Persons and/or one or more Wholly-Owned Subsidiaries of such Persons and (y) if such Subsidiary is a partnership, limited liability company, association, joint venture or any other noncorporate entity, both such Persons and/or one or more Wholly-Owned Subsidiaries of such Persons have a 100% equity interest in such Subsidiary at such time.

          "Wyndham Transaction" shall mean the transaction by which the Wyndham Hotel Corporation will merge with and into Patriot REIT with Patriot REIT being the surviving entity pursuant to the merger agreement (the "Wyndham Merger Agreement") and related stockholders agreement entered into by Patriot REIT dated April 14, 1997.

          "Wyndham Transaction Documents" shall mean the Wyndham Merger Agreement and all other documents and agreements entered into in connection with the consummation of the Wyndham Transaction.


          SECTION 10.  The Agents.
                       ----------

          10.01  Appointment.  The Lenders hereby designate Chase as
                 -----------
Administrative Agent to act as specified herein and in the other Credit Documents. The Lenders hereby designate PaineWebber as Documentation Agent to act as specified herein and in the other Credit Documents. Chase and PaineWebber are together referred to in such capacities as the Agents (which for purposes hereof shall also include Chase and PaineWebber in their capacities as Arrangers). Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, any Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          10.02  Nature of Duties.  No Agent shall have any duties or
                 ----------------
responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither any Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          10.03  Lack of Reliance on the Agents.  Independently and without
                 ------------------------------
reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Credit Party and each of their Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party and each of their Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.
No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Credit Party or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Credit Party or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          10.04  Certain Rights of the Agents.  If any Agent shall request
                 ----------------------------
instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          10.05  Reliance.  Each Agent shall be entitled to rely, and shall be
                 --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Borrower or any other Credit Party).

          10.06  Indemnification.  To the extent any Agent is not reimbursed and
                 ---------------
indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be
                                             --------
liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

          10.07  Each Agent in its Individual Capacity.  With respect to its
                 -------------------------------------
obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          10.08  Holders.  Each Agent may deem and treat the payee of any Note
                 -------
as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with such Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          10.09  Removal of or Resignation by Either of the Agents.  (a)  The
                 -------------------------------------------------
Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 20 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. Furthermore, in the event that at any time the Administrative Agent assigns its entire interest as a Lender hereunder to an Eligible Transferee as permitted by
Section 11.04(b) hereof, which Eligible Transferee is not an Affiliate of the Administrative Agent, then the Administrative Agent shall offer to resign as Administrative Agent, which resignation shall become effective only if (i) the Required Lenders accept such resignation in writing within 20 Business Days after it has been tendered by the Administrative Agent, and (ii) so long as there exists no Event of Default at such time, the Borrower has given its consent with respect to the proposed successor Administrative Agent. If the Required Lenders do not timely accept such resignation, then the resignation offer shall be deemed withdrawn and the Administrative Agent shall continue as the Administrative Agent pursuant to the terms hereof unless the Administrative Agent has indicated in its notice that said resignation is intended to be irrevocable, in which case such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. Each Agent may resign from the performance of all of its other functions and duties hereunder and/or under the other Credit Documents at any time by giving notice to the Borrower, the Administrative Agent and the Lenders. Such resignation shall take effect upon delivery of such notice.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Administrative Agent shall not have been so appointed within such 20 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as

Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Agents (if one or more so agrees), or if there are no Agents or no Agent so agrees, then the Required Lenders, shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.


          SECTION 11.  Miscellaneous.
                       -------------

          11.01  Payment of Expenses, etc.  (a) The Borrower agrees that it
                 -------------------------
shall: (i) whether or not the transactions contemplated herein are consummated, and subject to the obligations of the Lender or the Arrangers to pay their own costs and expenses set forth in Section 6.02, pay all reasonable out-of-pocket costs and expenses of the Arrangers (including, without limitation, the reasonable fees and disbursements of White & Case and, to the extent reasonably necessary, local counsel and environmental, engineering, real estate and insurance independent consultants retained by the Administrative Agent;

provided, that once the Effective Date has occurred and all of the documentation
--------
related thereto has been completed, the Borrower shall, except as expressly provided below, only be obligated to pay the fees and disbursements of one counsel for the Arrangers for work performed after such date) in connection with the preparation, execution, delivery and performance of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, any amendment, waiver or consent relating hereto or thereto, of the Arrangers in connection with their primary syndication efforts with respect to this Agreement and, upon the occurrence and during the continuance of an Event of Default, the reasonable costs and expenses of each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Arrangers and, following an Event of Default, for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Arranger and each Lender, and each of their respective officers, directors, employees, repre-sentatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not such Arranger or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against any Credit Party, any of its Subsidiaries or any Real Property owned or at any time operated by any Credit Party or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harm less any Arranger or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          (b) Notwithstanding anything in paragraph (a) to the contrary, promptly after receipt by an indemnified person of notice of any loss, claim, damage or liability or the commencement or threat of any action or proceeding, such indemnified person shall, if a claim in respect thereof is to be made by such indemnified person against the Borrower pursuant to this Section 11.01, notify the Borrower in writing of the loss, claim, damage or liability or the commencement or threat of the action or proceeding; provided, however, that the failure to notify the Borrower shall not relieve the Borrower from any liability which it may have under this paragraph except to the extent that it has been materially prejudiced by such failure and, provided further, that the failure to
                                           ----------------
notify the Borrower shall not relieve it from any liability which it may have to an indemnified person otherwise than under the indemnification provisions of this

Section 11.01. If any such claim, action or proceeding shall be brought or threatened against an indemnified person, and such indemnified person shall notify the Borrower thereof, the Borrower shall be entitled to participate therein and, to the extent that the Borrower wishes, to assume the defense thereof with counsel reasonably satisfactory to such indemnified person. In the event the Borrower assumes the defense of an indemnified person, it may not thereafter dispute its liability hereunder for any liability the defense of which the Borrower has assumed which may be imposed upon an indemnified person in connection with such claim, action or proceeding; provided, however, the Borrower shall give prompt notice of any election to assume or not assume the defense of any claim, action or proceeding. After notice from the Borrower to such indemnified person of its election to assume the defense of such claim, action or proceeding, the Borrower shall not be liable to such indemnified person under this Section 11.01 for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof except as provided in the following sentence. The indemnified person shall have the right to employ separate counsel with respect to any such claim, action or proceeding and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified person unless: (i) the employment thereof has been specifically authorized by the Borrower in writing; or (ii) with respect to such claim, action or proceeding there is, in the opinion of independent counsel, a conflict concerning any material issue between the position of the Borrower and such indemnified person, in which case if such indemnified person notifies the Borrower in writing that such indem nified person elects to employ separate counsel at the expense of the Borrower, the Borrower shall not have the right to assume the defense of such claim, action or pro ceeding on behalf of such indemnified person; provided, however, that unless an actual or potential conflict exists between two or more indemnified persons, the Borrower shall not be required to pay the fees and disbursements of more than one separate counsel for all indemnified persons. Nothing set forth herein is intended to or shall impair the right of any indemnified person to retain separate counsel at its own expense. Without the prior written consent of such indemnified person, neither the Borrower nor any of its affiliates will settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indem nification may be sought hereunder (whether or not any indemnified person is an actual or potential party to such claim, action or proceeding) unless (a) the Borrower shall have given each such indemnified person reasonable prior written notice thereof and used all reasonable efforts, after consultation with such indemnified person, to obtain an unconditional release of such indemnified person and each other indemnified person from all liability arising out of such claim, action, suit or proceedings, or (b) the Borrower reaffirms in writing its indemnity obligations hereunder. As long as the Borrower has complied with its obligations to defend and indemnify hereunder, it shall not be liable hereunder for any settlement made by such indemnified person or any other indemnified person without the Borrower's consent.

          11.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to
Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          11.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the Borrower's address specified opposite its signature below; if to Patriot REIT, at Patriot REIT's address specified opposite its signature below; if to any Arranger or Lender, at its address specified opposite its name on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to the Borrower or any Arranger, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Arranger and the Borrower shall not be effective until received by the Arranger or the Borrower, as the case may be.

          11.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not
                                   --------  -------
assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders and, provided further, that,
                                                      ----------------
although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Obligations hereunder except as provided in Section 11.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under
----------------
which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory prepayment of Loans or any amendment to the Borrowing Base shall not constitute a change in the terms of such participation, and that an in crease in any Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its outstanding Obligations hereunder to its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders and (y) assign a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement, to an Eligible Transferee, and, in the case of a partial assignment of such rights and Obligations, shall be in a minimum amount of $5,000,000 (and the assignor shall maintain a minimum amount of $5,000,000 for its own account unless the assignor shall assign its entire interest), and all assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement substantially in the form of Exhibit J, provided that (i)
                                                             --------
at such time Schedule I shall be deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders, (ii) upon surrender of the old Notes, new Notes will be issued to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05

(with appropriate modifications) to the extent needed to reflect the revised outstanding Loans, (iii) the consent of the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) above (which consent shall not be unreasonably withheld), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refund able assignment fee of $3,500, and
(v) upon the occurrence and continuance of an Event of Default, none of the restrictions on assignments contained in clause (y) above shall apply, provided, however, that while an Event of Default (other than an Event of Default that shall have required that the Administrative Agent shall have delivered a notice of the underlying Default) shall be continuing but prior to termination of the Loans, the applicable Lender shall give the Borrower five (5) days' written notice by telecopy of its intention to assign any or all of its interest in this Agreement and, provided further, that such transfer or assignment will not be
               ----------------
effective until recorded by the Administrative Agent on the Register pursuant to
Section 11.16. To the extent of any assignment pursuant to this Section 11.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loans. At the time of each assignment pursuant to this Section 11.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 3.04(b)(ii) Certificate) described in Section 3.04(b). To the extent that an assignment of all or any portion of a Lender's outstanding Obligations pursuant to Section 1.13 or this Section 11.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11 or 3.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay or reimburse such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Note hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

          11.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of any Arranger or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower or any other Credit Party and any Arranger or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Arranger or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Arranger or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

          11.06  Payments Pro Rata.  (a)  Except as otherwise provided in this
                 -----------------
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such
                                                  --- ----
payment) pro rata based upon their respective shares, if any, of the Obligations
         --- ----
with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any
                                                 --------
portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          11.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders) ("GAAP");

provided that, (i) except as otherwise specifically provided herein, all
--------
computations determining compliance with Sections 7.06 through 7.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the annual financial statements first delivered to the Lenders pursuant to Section 6.01(b) and (ii) PAH Ravinia, Inc. and PAH Windwatch, L.L.C. shall be treated as Subsidiaries.

          (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable; provided, that the computation of interest payable
                              --------
on Base Rate Loans shall be made on the basis of a year of 365 days.

          11.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                 -----------------------------------------------------------
JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
----------
AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF PATRIOT REIT AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF PATRIOT REIT AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH OF PATRIOT REIT AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF PATRIOT REIT AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH

SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY ARRANGER UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH OF PATRIOT REIT AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HERE AFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          11.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          11.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which (i) Patriot REIT, the Borrower, each Arranger and each of the Lenders set forth on Schedule I shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 4 are met to the satisfaction of the Arrangers and the Required Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Arrangers' good faith determination that the conditions described in clause
(ii) of the immediately preceding sentence have been met, then the Effective Date shall have deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 4). The Administrative Agent will give Patriot REIT, the Borrower, each Arranger and each Lender prompt written notice of the occurrence of the Effective Date.

          11.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          11.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination
                  --------
shall, without the consent of each Lender (other than a Defaulting Lender) with Obligations being directly modified thereby, (i) extend the final scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest (except in connection with a waiver of applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) amend, modify or waive any provision of this Section 11.12, (iii) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans are included on the Effective Date), (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (v) release any of Patriot REIT, NPOC or New Patriot Operating Partnership from its obligations as a Guarantor under this Agreement or any other Credit Document; provided further, that no such change, waiver, discharge or termination shall
-------- -------
(w) increase the Commitment or the amount of outstanding Loans of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment or the amount of outstanding Loans of any Lender, (x) without the consent of each Agent affected thereby, amend, modify or waive any provision of
Section 10 as same applies
to such Agent or any other provision as same relates to the rights or obligations of such Agent or (y) without the consent of the Supermajority Lenders, change the definitions of Borrowing Base, Aggregate Borrowing Base Value, Eligible Hotel (as to the definition therefor, but not as to the qualification of any individual Hotel as an Eligible Hotel), Eligible Borrowing Base Entity or Supermajority Lenders (provided that the foregoing shall not apply to changes in any defined terms used in such definitions).

          (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (iv), inclusive, of the first proviso to
Section 11.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided, that in any event the Borrower shall not have the
                --------
right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 11.12(a).

          11.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 1.10, 1.11, 3.04, 11.01 and 11.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

          11.14  Domicile of Loans.  Each Lender may transfer and carry its
                 -----------------
Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 11.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11 or
3.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          11.15  Confidentiality.  (a)  Subject to the provisions of clause (b)
                 ---------------
of this Section 11.15, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 11.15 to the same extent as such Lender) any information with respect to any Credit Party or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (a) as has become
--------
generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Arranger and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Loans or any interest therein by such Lender, provided, that such prospective transferee
                                     --------
agrees with such Lender to be subject to the provisions of this Section
11.15(a).

          (b) Patriot REIT and the Borrower hereby acknowledge and agree that each Lender may share with any of its affiliates any information related to Credit Parties or any of their respective Subsidiaries (including, without limitation, any non public customer information regarding the creditworthiness of the Credit Parties and their respective Subsidiaries, provided such Persons shall be subject to the provisions of this Section 11.15 to the same extent as such Lender), it being understood that for purposes of this Section 11.15(b) the term "affiliate" shall mean any direct or indirect holding company of a Lender as well as any direct or indirect Subsidiary of such holding company.

          11.16  Register.  The Borrower hereby designates the Administrative
                 --------
Agent to serve as the Borrower's agent, solely for purposes of this Section 11.16, to maintain a register (the "Register") on which it will record the Obligations from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Obligations of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Obligations shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Obligations and Loans and prior to such recordation all amounts owing to the transferor with respect to such Obligations and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Obligations and Loans shall be recorded by the Administrative Agent on the

Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.16, provided that the Borrower shall have no obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense to the extent resulting solely from the gross negligence, willful misconduct or breach of agreement of the Administrative Agent.


          SECTION 12.  Patriot REIT Guaranty.
                       ---------------------

          12.01  The Guaranty.  In order to induce each Arranger and the Lenders
                 ------------
to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Patriot REIT from the proceeds of the Loans, Patriot REIT hereby agrees with each Arranger and the Lenders as follows:
Patriot REIT hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to each Lender. If any or all of the Guaranteed Obligations becomes due and payable hereunder, Patriot REIT unconditionally promises to pay such indebtedness to the Lenders or order, on written demand, together with any and all reasonable expenses which may be incurred by the Lenders in collecting any of the Guaranteed Obligations.

          12.02  Bankruptcy.  Additionally, Patriot REIT unconditionally and
                 ----------
irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Lenders whether or not then due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 8.05, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Lenders, or order, on demand, in lawful money of the United States. This Guaranty shall constitute a guaranty of payment, and not of collection.

          12.03  Nature of Liability.  The liability of Patriot REIT hereunder
                 -------------------
is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Patriot REIT, any other guarantor or by any other party, and the liability of Patriot REIT hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or under taking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Arranger or the other Lenders on the indebtedness which such Arranger or such other Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Patriot REIT waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          12.04  Independent Obligation.  The obligations of Patriot REIT
                 ----------------------
hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Patriot REIT whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Patriot REIT.

          12.05  Authorization.  Patriot REIT authorizes each Arranger and the
                 -------------
other Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or any other Person or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Lenders;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lenders regardless of what liability or liabilities of the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other lawful action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Patriot REIT from its liabilities under this Section 12.

          12.06  Reliance.  It is not necessary for any Arranger or the other
                 --------
Lenders to inquire into the capacity or powers of the Borrower or any other Credit Party or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          12.07  Subordination.  Any of the indebtedness of the Borrower now or
                 -------------
hereafter owing to Patriot REIT is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Arrangers and the other Lenders; and if the Administrative Arranger so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Patriot REIT shall be collected, enforced and received by Patriot REIT for the benefit of the Lenders and be paid over to the Administrative Arranger on behalf of the Lenders on account of the Guaranteed Obligations of the Borrower to the Lenders, but without affecting or impairing in any manner the liability of Patriot REIT under the other provisions of this Guaranty. Prior to the transfer by

Patriot REIT of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrower to Patriot REIT, Patriot REIT shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Patriot REIT hereby agrees with the Lenders that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) until all Guaranteed Obligations have been paid in full in cash (it being understood that Patriot REIT is not waiving any right of subrogation that it may otherwise have but is only waiving the exercise thereof as provided above).

          12.08  Waiver.  (a)  Patriot REIT waives any right (except as shall be
                 ------
required by applicable law and cannot be waived) to require any Arranger or the other Lenders to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in such Arranger's or the other Lenders' power whatsoever. Patriot REIT waives (except as shall be required by applicable law and cannot be waived) any defense to its obligations under this Section 12 based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. Each Arranger and the other Lenders may, at their election, foreclose on any security held by such Arranger, the Administrative Agent or the other Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy any Arranger and the other Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Patriot REIT hereunder except to the extent the Guaranteed Obligations have been paid. Patriot REIT waives any defense arising out of any such election by any Arranger and the other Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Patriot REIT against the Borrower or any other party or any security.

          (b) Patriot REIT waives, except as shall be required by applicable law and cannot be waived, all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Patriot REIT assumes all re-sponsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Patriot REIT assumes and incurs hereunder, and agrees that the Arrangers and the other Lenders shall have no duty to advise Patriot REIT of information known to them regarding such circumstances or risks.

Patriot REIT warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law. All such waivers in this Section apply only to the matters described in this Section and shall not operate as a waiver of any other rights of Patriot REIT or the Borrower.

          12.09  Nature of Liability.  It is the desire and intent of Patriot
                 -------------------
REIT and the Lenders that this Guaranty shall be enforced against Patriot REIT to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Patriot REIT under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations shall be deemed to be reduced and Patriot REIT shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

1950 Stemmons Freeway                   PATRIOT AMERICAN
Suite 6001                               HOSPITALITY, INC.
Dallas, Texas  75207
Telephone No.:  (214) 863-1000
Telecopier No.: (214) 863-1527
Attention:  Rex Stewart                 By /s/ William W. Evans III
                                          --------------------------
                                          Title: Chairman


1950 Stemmons Freeway                   PATRIOT AMERICAN
Suite 6001                               HOSPITALITY PARTNERSHIP, L.P.
Dallas, Texas  75207
Telephone No.:  (214) 863-1000          By: PAH GP, INC., its
Telecopier No.: (214) 863-1527             General Partner
Attention:  Rex Stewart

                                        By /s/ William W. Evans III
                                          ------------------------------
                                          Title: President and Secretary

1285 Avenue of the Americas             PAINE WEBBER REAL ESTATE
19th Floor                               SECURITIES, INC., Individually,
New York, New York  10019                as an Arranger and the Documentation
Telephone No.:  (212) 713-2000           Agent
Telecopier No.: (212) 713-7949
Attention:  Christopher S. Johnson
                                        By /s/ Christopher S. Johnson
                                          ----------------------------
                                          Title: Senior Vice President

380 Madison Avenue                      THE CHASE MANHATTAN BANK
New York, New York  10017                Individually, as an Arranger
Telephone No.:  (212) 622-3250           and the Administrative Agent
Telecopier No.: (212) 622-3395
Attention:  Fred Hammer
                                        By /s/ James Rolison
                                          ------------------------
                                          Title: Vice President

130 Liberty Street                      BANKERS TRUST COMPANY
New York, New York  10006
Telephone No.: (212) 250-2500
Telecopier No.: (212) 454-0743
Attention: Garrett Thelander            By /s/ Garrett Thelander
                                          -------------------------
                                          Title: Vice President

399 Park Avenue                         CITIBANK, N.A.
New York, New York  10043
Telephone No.:  (212) 559-1000
Telecopier No.: (212) 935-2019
Attention:  Jeff Warner                 By: /s/ Jeffrey A. Warner
                                           ------------------------
                                           Title: Attorney-In-Fact

                                        BANKBOSTON, N.A.


                                        By /s/ Jeff Warwick
                                          -------------------------
                                        Title: Director

                                        NATIONSBANK OF TEXAS, N.A.


                                        By /s/ John B. Lamb
                                          ----------------------------
                                          Title: Senior Vice President

                                        PACIFIC LIFE INSURANCE COMPANY


                                        By /s/ Marc D. Ley
                                          -------------------------------
                                          Title: Assistant Vice President


                                        By /s/ C.S. Dillion
                                          -------------------------------
                                          Title: Assistant Secretary

                                        SOCIETE GENERALE, SOUTHWEST
                                         AGENCY


                                        By /s/ Thomas K. Day
                                          -------------------------
                                          Title: Vice President

                                        CIBC INC.


                                        By /s/ Cheryl L. Boot
                                          ----------------------------------
                                          Title: Director, Oppenheimer Corp.,
                                           As Agent

                                                     DRESDNER BANK AG,
                                                      NEW YORK BRANCH
                                                      AND GRAND CAYMAN BRANCH


                                                     By /s/ Michael A. Seton
                                                       -------------------------
                                                       Title: Assistant Vice
                                                              President


                                                     By /s/ Neil J. Crawford
                                                       -------------------------
                                                       Title: Vice President